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                  BRIDGE AND CONSOLIDATED TERM LOAN AGREEMENT,

                           Dated as of March 18, 2002


                                      among



                               DONLAR CORPORATION
                                       and
                          DONLAR BIOSYNTREX CORPORATION

                           together as the Borrowers,



                                       and


                    TENNESSEE FARMERS LIFE INSURANCE COMPANY

          collectively with its other lending affiliates as the Lender





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
                                TABLE OF CONTENTS


                                                                            PAGE
SECTION 1  TERM LOANS, BORROWING PROCEDURE AND NOTES..................        2
            SECTION  1.1   TERM A LOAN................................        2
            SECTION  1.2   TERM B LOAN................................        2
            SECTION  1.3   TERM C LOAN (BRIDGE LOAN)..................        2
            SECTION  1.4   NOTES......................................        2
            SECTION  1.5   BORROWING PROCEDURE........................        3
            SECTION  1.6   FIRST FARMERS NOTE.........................        3

SECTION 2  INTEREST AND COMMITMENT FEE................................        4
            SECTION  2.1   INTEREST RATES AND PAYMENTS................        4
            SECTION  2.2   BASIS OF COMPUTATION.......................        5

SECTION 3  PRINCIPAL PAYMENTS AND PREPAYMENTS.........................        5
            SECTION  3.1   PRINCIPAL PAYMENT..........................        5
            SECTION  3.2   OPTIONAL PREPAYMENT........................        6
            SECTION  3.3   MANDATORY PREPAYMENT.......................        6
            SECTION  3.4   FORM OF PAYMENT............................        6
            SECTION  3.5   SETOFF.....................................        7
            SECTION  3.6   PRIORITY; APPLICATIONS OF EXTRAORDINARY
                              PAYMENTS................................        7

SECTION 4  REPRESENTATIONS AND WARRANTIES.............................        7
            SECTION  4.1   ORGANIZATION...............................        7
            SECTION  4.2   AUTHORIZATION; NO CONFLICT.................        8
            SECTION  4.3   FINANCIAL STATEMENTS.......................        8
            SECTION  4.4   TAXES......................................        8
            SECTION  4.5   OWNERSHIP OF PROPERTIES; LIENS.............        8
            SECTION  4.6   ADVERSE CONTRACTS..........................        8
            SECTION  4.7   LITIGATION AND CONTINGENT LIABILITIES......        9
            SECTION  4.8   SUBSIDIARIES...............................        9
            SECTION  4.9   ERISA......................................        9
            SECTION  4.10   ENVIRONMENTAL WARRANTIES..................        9
            SECTION  4.11   BINDING EFFECT............................       10
            SECTION  4.12   CAPITALIZATION OF THE BORROWERS;
                              RESERVATION OF SHARES; OTHER MATTERS
                              RELATING TO CAPITAL STOCK...............       10
            SECTION  4.13   SUFFICIENCY OF ACCOUNTS PAYABLE
                              COMPONENT...............................       12
            SECTION  4.14   NOT AN INVESTMENT COMPANY.................       12


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
SECTION 5  COVENANTS..................................................       12
            SECTION  5.1   CORPORATE EXISTENCE, MERGERS, ETC..........       12
            SECTION  5.2   REPORTS, CERTIFICATES AND OTHER
                              INFORMATION.............................       12
            SECTION  5.3   INSPECTION.................................       14
            SECTION  5.4   INDEBTEDNESS, LIENS AND TAXES..............       14
            SECTION  5.5   INVESTMENTS AND LOANS......................       15
            SECTION  5.6   CAPITAL STRUCTURE AND DIVIDENDS............       15
            SECTION  5.7   MAINTENANCE OF PROPERTIES..................       15
            SECTION  5.8   INSURANCE..................................       16
            SECTION  5.9   USE OF PROCEEDS............................       16
            SECTION  5.10   ASSET SALES...............................       16
            SECTION  5.11   COMPLIANCE WITH LAW.......................       16
            SECTION  5.12   ENVIRONMENTAL COVENANT....................       16
            SECTION  5.13   REMUNERATION..............................       16
            SECTION  5.14   FURTHER ASSURANCES/NOTING ASSIGNMENT
                              OF RECORD...............................       17
            SECTION  5.15   FURTHER ASSURANCES........................       17
            SECTION  5.16   PURIZER CORPORATION.......................       17

SECTION 6   CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT AND
            INITIAL EXTENSION OF CREDIT UNDER BRIDGE LOAN  FACILITY...       17
            SECTION  6.1   AGREEMENT..................................       17
            SECTION  6.2   FINANCIAL STATEMENTS.......................       17
            SECTION  6.3   OTHER DOCUMENTATION........................       18
            SECTION  6.4   CHIEF RESTRUCTURING  AGENT.................       19
            SECTION  6.5   SHORT TERM DEBT REPAYMENT..................       19
            SECTION  6.6   NO MATERIAL ADVERSE CHANGE.................       19
            SECTION  6.8   PAYMENT OF COSTS AND EXPENSES..............       19

SECTION 7  CONDITIONS OF EACH DRAW-DOWN AFTER CLOSING DAY.............       20
            SECTION  7.1   REPRESENTATIONS AND WARRANTIES
                              IN AGREEMENT............................       20
            SECTION  7.2   NO DEFAULT.................................       20
            SECTION  7.3   APPLICATION DEEMED A REPRESENTATION
                              AND WARRANTY............................       20
            SECTION  7.4   BORROWING REQUEST AND USE OF
                              FUNDS CERTIFICATE.......................       20
            SECTION  7.5   FEES.......................................       20


                                       ii
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
SECTION 8  DEFAULT....................................................       21
            SECTION  8.1   EVENTS OF DEFAULT..........................       21
            SECTION  8.2   REMEDIES...................................       23

SECTION 9 CONVERSION RIGHTS...........................................       24
            SECTION  9.1   CONVERSION.................................       24
            SECTION  9.2   CONVERSION PROCEDURE.......................       24
            SECTION  9.3   CONVERSION PRICE...........................       26
            SECTION  9.4   EFFECT ON CONVERSION PRICE OF
                              CERTAIN EVENTS..........................       26
            SECTION  9.5   SUBDIVISION OR COMBINATION OF
                              COMMON STOCK............................       29
            SECTION  9.6   REORGANIZATION, RECLASSIFICATION,
                           CONSOLIDATION, MERGER OR SALE..............       29
            SECTION  9.7   CERTAIN EVENTS.............................       30
            SECTION  9.8   NOTICES....................................       30
            SECTION  9.9   LIQUIDATING DIVIDENDS......................       30
            SECTION  9.10  PURCHASE RIGHTS............................       31
            SECTION  9.11  AMENDMENT AND WAIVER.......................       31

SECTION 9A COMPLIANCE WITH SECURITIES LAWS............................       31
      SECTION 9A.1  INVESTMENT INTENT OF THE INITIAL NOTEHOLDER.......       31
      SECTION 9A.2  STATUS OF NOTES...................................       31
      SECTION 9A.3  STATUS OF THE INITIAL NOTEHOLDER..................       31
      SECTION 9A.4  TRANSFER..........................................       32

SECTION 10  REGISTRATION RIGHTS.......................................       32
            SECTION  10.1   COMPANY REGISTRATION......................       32
            SECTION  10.2   DEMAND REGISTRATION.......................       34
            SECTION  10.3   SUSPENSION RIGHT..........................       35
            SECTION  10.4   NOTICES...................................       35
            SECTION  10.5   REGISTRATION STATEMENT; AMENDMENTS
                              AND SUPPLEMENTS.........................       36
            SECTION  10.6   STATE SECURITIES LAWS.....................       36
            SECTION  10.7   REMEDIATION OF MISSTATEMENTS
                              OR OMISSIONS............................       36
            SECTION  10.8   LISTING ON EXCHANGE.......................       36
            SECTION  10.9   COMPLIANCE WITH SECURITIES LAWS...........       37
            SECTION  10.10   SHARE CERTIFICATES.......................       37
            SECTION  10.11   OTHER REGISTRATION RIGHTS................       37
            SECTION  10.12   EXPENSES OF REGISTRATION.................       37
            SECTION  10.13   INDEMNIFICATION..........................       37
            SECTION  10.14   OBLIGATIONS OF HOLDERS...................       39


                                       iii
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
            SECTION  10.15   RULE 144 SALES...........................       40
            SECTION  10.16   SURVIVAL OF REGISTRATION RIGHTS..........       41

SECTION 11  MISCELLANEOUS.............................................       41
            SECTION  11.1   WAIVERS, AMENDMENTS, ETC..................       41
            SECTION  11.2   NOTICES...................................       41
            SECTION  11.3   NONWAIVER; CUMULATIVE REMEDIES............       41
            SECTION  11.4   SURVIVAL OF AGREEMENTS....................       42
            SECTION  11.5   EFFECTIVENESS AND SUCCESSORS..............       42
            SECTION  11.6   CAPTIONS..................................       42
            SECTION  11.7   SINGULAR AND PLURAL.......................       42
            SECTION  11.8   COUNTERPARTS..............................       42
            SECTION  11.9   PAYMENT OF COSTS AND EXPENSES.............       42
            SECTION  11.10  SALE AND TRANSFER OF TERM LOANS AND
                              NOTES; PARTICIPATIONS IN TERM LOANS
                              AND NOTES...............................       43
            SECTION  11.11  INDEMNIFICATION...........................       44
            SECTION  11.12  CONSTRUCTION..............................       45
            SECTION  11.13  DEFINITIONS...............................       45
            SECTION  11.14  THIRD PARTY BENEFICIARIES.................       45
            SECTION  11.15  INTERPRETATION............................       45
            SECTION  11.16  EFFECT OF IMPENDING REORGANIZATION........       46
                              SUBMISSION TO JURISDICTION; VENUE.......       46
APPENDIX A (DEFINITIONS)..............................................       Appendix A-1


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
                         LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A     Form of Term A Note
EXHIBIT B     Form of Term B Note
EXHIBIT C     Form of Term C Note (Bridge Note)
EXHIBIT D     Form of Martin Subordination Agreement
EXHIBIT E     Form of Stein Subordination Agreement
EXHIBIT F     Form of Amendment to Security Agreement
EXHIBIT G     Form of Amendment to Pledge Agreement
EXHIBIT H     Form of Borrowing Request and Funding Day Certificate
EXHIBIT I     Certificate of Incumbency and Attached Borrowing Resolutions


SCHEDULE 1  List of Accounts Payable Creditors
SCHEDULE 4.12     Registration Rights

                   BRIDGE AND CONSOLIDATED TERM LOAN AGREEMENT


      THIS BRIDGE AND CONSOLIDATED TERM LOAN AGREEMENT, dated as of
March 18, 2002 (as it may be amended or modified from time to time, this "Agreement"), is entered into by and among DONLAR CORPORATION, an Illinois corporation ("Donlar"), DONLAR BIOSYNTREX CORPORATION, a Nevada corporation ("Donlar Bio," and collectively with Donlar, the "Borrowers" and each, a "Borrower") and TENNESSEE FARMERS LIFE INSURANCE COMPANY, a Tennessee corporation licensed to sell life insurance in Tennessee (collectively with any of its Affiliates or Subsidiaries that have loaned or will loan to the Borrowers from time to time and any future purchaser of a Syndicated or Participation Interest in the Term Loans made pursuant to this Agreement, "Tennessee Farmers," or the "Lender").

                                R E C I T A L S :

      A. On December 5, 1997 Donlar sold to First Farmers and Merchants National Bank (the "Assignor") and Assignor purchased from Donlar that certain secured promissory note in the original principal amount of Five Million United States Dollars ($5,000,000), which note was amended and restated by that certain Amended and Restated Convertible Promissory Note dated July 1, 1998 in the original principal amount of Twelve Million Thirty Two Thousand Three Hundred Fifty-Seven United States Dollars ($12,032,357), and which note was further amended and restated on December 31, 1999 in the original principal amount of Seventeen Million Six Hundred Thirty Nine Thousand Six Hundred and Forty Eight United States Dollars ($17,639,648) (as so amended and restated, the "First Farmers Note");

      B. With the consent and acknowledgment of the Borrowers, the Assignor has assigned its entire interest in the First Farmers Note to Tennessee Farmers;

      C. The First Farmers Note was and remains secured by security interests and liens granted by Donlar in substantially all of its assets.

      D. In December of 2001, the Borrowers requested and received from Tennessee Farmers an additional emergency loan of approximately $252,000 (the "Short-Term Debt"), which Short-Term Debt was conditioned on Borrowers executing
(i) that certain Security Agreement, dated as of January 19, 2002 (as amended, the "Security Agreement"), whereby the Borrowers granted Tennessee Farmers a first priority lien on substantially all of their assets, (ii) that certain Pledge Agreement, dated as of January 19, 2002 (as amended, the "Pledge Agreement") whereby Donlar pledged to Tennessee Farmers all of the shares it holds in Donlar Bio in order to secure the Short-Term Debt and the First Farmers Note, and (iii) that certain Assignment of Security Interest, dated as of January 19, 2002 (as amended, the "Assignment") whereby the Borrowers acknowledged and consented to the transfer by the Assignor to Tennessee Farmers of the security interest which Assignor previously had on the all of the assets of the Borrowers, including but not limited to all of their patents and other intellectual property and their ownership interests in certain real property; and

      E. The Borrowers now desire to obtain a bridge loan of approximately $2,127,000 (the "Bridge Loan," or the "Term C Loan") in order to, among other things, refinance the Short-Term Debt and pay certain Accounts Payable Creditors (as such term is defined below), and Tennessee Farmers has agreed to make such a Bridge Loan, subject to the terms and conditions of this Agreement, including, without limitation, that the Willis Stein Group and Dr. Gale Martin (together, the "Junior Creditors") enter into certain Subordination Agreements in favor of Tennessee Farmers substantially in the form of exhibits attached hereto.

      NOW THEREFORE, the parties hereto agree as follows:

             SECTION 1 TERM LOANS, BORROWING PROCEDURE AND NOTES

      SECTION 1.1 TERM A LOAN. The obligations evidenced by the First Farmers Note shall be restructured (and reinstated) into a "Term A Loan" and a "Term B Loan" for which each Borrower shall be jointly and severally liable. As of the effective date hereunder, the principal amount of the Term A Loan shall be $10,184,134.66 (the "Term A Loan Amount") and shall be subject to the terms and conditions set forth herein and on the face of the notes attached as Exhibit A hereto.

      SECTION 1.2 TERM B LOAN. The "Term B Loan" shall be in the amount of $9,000,000 (the "Term B Loan Amount") and shall be subject to the terms and conditions set forth herein and on the face of the notes attached as Exhibit B hereto.

      SECTION 1.3 TERM C LOAN (BRIDGE LOAN). The "Term C Loan" shall be for the Bridge Facility Maximum Commitment Amount and shall be subject to the terms and conditions set forth herein and on the face of the notes attached hereto as Exhibit C (the "Term C Notes"). Provided that the conditions set forth in Sections 6-7 hereof (including the conditions set forth in the Borrowing Request and Funding Day Certificate) are satisfied, Tennessee Farmers shall advance funds (or net amounts, as the case may be) under this facility up to the Bridge Facility Maximum Commitment Amount, it being contemplated that most of the commitment shall be drawn down on the Closing Date.

      SECTION  1.4   NOTES.  The Term Loans shall be evidenced as follows:


            (a) Term A Notes. The joint and several liability of each Borrower for and on account of the Term A Loan shall be evidenced by a promissory note (in the pertinent form of Exhibit A hereto) executed and delivered by each Borrower, which note shall be payable to the order of Tennessee Farmers in the principal amount of the Term A Loan Amount (as the same may be amended, modified, supplemented, sold or assigned from time to time, a "Term A Note" and collectively, the "Term A Notes," which terms shall include any other promissory note accepted in renewal of or substitution for such promissory notes).

            (b) Term B Notes. The joint and several liability of each Borrower for and on account of the Term B Loans shall be evidenced by a promissory note (in the pertinent form of Exhibit B hereto), which note shall be payable to the order of Tennessee Farmers in the principal amount of the Term B Loan Amount as at the date hereof (as the same may be amended, modified, supplemented, sold or assigned from time to time, a "Term B Note" and collectively, the "Term B Notes," which terms shall include any other promissory notes accepted in renewal of or substitution for such promissory notes).

            (c) Term C Notes (Bridge Notes). The joint and several liability of each Borrower for and on account of the Term C Loan shall be evidenced by a promissory note (in the pertinent form of Exhibit C hereto), which note shall be payable to the order of Tennessee Farmers for up to the Bridge Facility Maximum Commitment Amount as of the Closing Day (as the same may be amended, modified, supplemented, sold or assigned from time to time, a "Term C Note" and collectively, the "Term C Notes," which terms shall include any other promissory notes accepted in renewal of or substitution for such promissory notes).

      SECTION 1.5 BORROWING PROCEDURE. Each borrowing under the Bridge Facility (each, a "Draw-Down") shall be conditioned on the receipt by Tennessee Farmers of a fully executed Borrowing Request and Funding Day Certificate (substantially in the form of Exhibit H hereto) on or before 12:00 a.m., Central Standard Time, on a Business Day at least one Business Day before the date on which Borrowers wish such a Bridge Loan to be actually advanced. Each such Draw-Down shall be made in a minimum amount of the lesser of $10,000 and the remaining available amount of any applicable Component (defined below) of the Bridge Facility. On the terms and subject to the conditions of this Agreement, each Draw-Down shall be made on the Business Day specified in such Borrowing Request and Funding Date Certificate.

      SECTION 1.6 FIRST FARMERS NOTE. The Term A Notes and Term B Notes are intended to be in substitution for the First Farmers Note and accordingly, are a restatement of the indebtedness heretofore evidenced thereby. Consistent with, but without limiting the generality of, the foregoing, nothing contained herein shall be deemed under any circumstances to constitute any forgiveness, satisfaction, or release of any portion of such indebtedness, whether by novation or otherwise, and such indebtedness, as restated herein and in the Notes, shall in all respects constitute and continue to constitute the valid, binding, and enforceable joint and several obligations of each Borrower. To the extent it has not already explicitly or implicitly done so, Donlar Bio hereby recognizes, agrees and acknowledges that it (i) has received substantial financial benefits from the loans evidenced and memorialized by the First Farmers Note, all of which have been ostensibly made to Donlar, (ii) has received from Donlar via assignment, sale or contribution much of the collateral securing the First Farmers Note, and, as such, (iii) is a joint and several debtor/obligor with respect to the indebtedness evidenced and memorialized by the First Farmers Note.

                      SECTION 2 INTEREST AND COMMITMENT FEE

      SECTION 2.1 INTEREST RATES AND PAYMENTS. The unpaid principal amount of Term Loans from time to time outstanding hereunder shall bear interest in accordance with this Section 2.1.

            (a) Term A Loan. Absent the occurrence of any Event of Default, the unpaid principal amount of the Term A Loan shall bear interest at the rate of nine percent (9%) per annum from and after the Closing Date, but such interest shall merely accrue and not be payable until the first anniversary of the Closing Day, at which point, such interest shall be due and owing and immediately payable in cash in full. Thereafter, absent the occurrence of any Event of Default, the unpaid principal of the Term A Loan shall continue to bear interest at eleven percent (11%) per annum, but such interest shall be paid in cash on a quarterly basis on the final Business Day of each March, June, September and December. All other terms and conditions found in the Term A Notes shall apply to the Term A Loan. In the case of any Event of Default hereunder, interest shall thereafter accrue on the unpaid principal amount of the Term A Loan at 13% per annum (the "A and Term B Loan Default Rate") and shall be immediately payable in full in cash.

            (b) Term B Loan. Absent the occurrence of any Event of Default, the unpaid principal amount of the Term B Loan shall bear interest at the rate of one percent (1%) per annum, but such interest shall merely accrue and not be payable until the earlier to occur of the following: (A) EBITDA for the year-long financial period ending as of the final date of any financial quarter shall equal or exceed $7,500,000, (B) the maturity (including as a result of acceleration) of the Bridge Loan (as such maturity may be from time to time extended by Tennessee Farmers in its absolute discretion) and the failure to pay the Bridge Loan in full timely pursuant to the terms thereof, (C) the occurrence of any Event of Default and ensuing acceleration of the entire indebtedness by Tennessee Farmers, and (D) the third anniversary of the Closing Date. Upon the occurrence of any such event (other than the acceleration of indebtedness described in clause (C) of the preceding sentence), the interest accrued on the unpaid principal amount of the Term B Loan at the pertinent interest rate(s) through the date of such occurrence shall be paid in full in cash within thirty (30) days of such date, and the interest accruing on the unpaid principal amount of the Term B Loan after the date of such occurrence shall be paid in cash on a quarterly basis on the final Business Day of each March, June, September and December, starting with the first such date after the occurrence of such event. All other terms and conditions found in the form of the Term B Notes shall apply to the Term B Loan. Upon the occurrence of any event consisting of the acceleration of indebtedness described in clause (C) of the second preceding sentence, all interest (including, without limitation, the interest accrued on the unpaid principal amount of the Term B Loan at the pertinent interest rate(s) through the date of such occurrence) shall be due and payable in full in cash immediately. In the case of any Event of Default hereunder, interest shall accrue on the unpaid principal amount of the Term B Loan at the A and Term B Loan Default Rate and shall be payable in cash as described in the foregoing.

            (c) Bridge Loan (Term C Loan). Absent the occurrence of any Event of Default, the unpaid principal amount of the Bridge Loan outstanding hereunder shall bear interest at the rate of eleven percent (11%) per annum. Absent the occurrence of any Event of Default, one half of the interest accruing at this rate shall accrue, but not be payable, until maturity of the Term C Loan and Term C Note (whether pursuant to acceleration or otherwise) and the other half shall be due and payable in cash on a quarterly basis on the last Business Day of each March, June, September and December. In the case of any Event of Default hereunder, interest shall accrue on the unpaid principal amount of the Term C Loan at the rate of 14% per annum (the "Term C Loan Default Rate") and shall be payable in cash immediately.

      SECTION 2.2 BASIS OF COMPUTATION. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date each Draw-Down is made.

      SECTION 2.3 COMMITMENT FEE. The Borrowers agree to pay a non-refundable commitment fee (the "Commitment Fee") of two percent (2%) of the stated Bridge Facility Maximum Commitment Amount on the Closing Day, in other words $42,540 (.02*$2,127,000), which amount shall be earned on the Closing Day but due and payable on the first anniversary of the Closing Day. Such Commitment Fee shall not be reduced or reimbursed in the event that the entire Bridge Facility Maximum Commitment Amount is not utilized.

                  SECTION 3 PRINCIPAL PAYMENTS AND PREPAYMENTS

      SECTION 3.1 PRINCIPAL PAYMENT. Except as otherwise provided herein, the principal of all Term Loans shall be repaid in accordance with this Section 3.1.

            (a) Term A Loan. Absent acceleration pursuant to Section 8.2(a) hereof, principal repayments under the Term A Loan will be deferred until March 31, 2003. On such date and thereafter, and absent the occurrence of any such prior acceleration, the unpaid principal balance of the Term A Loan shall be payable in equal consecutive quarterly principal installments of not less than $222,500, which shall be due and payable on the last Business Day of each March, June, September and December. Absent prior acceleration pursuant to Section 8.2(a) hereof, final payment equal to all unpaid principal, interest and capitalized interest shall be due and payable on March 31, 2007.

            (b) Term B Loan. Absent acceleration pursuant to Section 8.2(a) hereof, principal repayments on the Term B Loan shall be deferred for as long as interest payments on the Term B Loan are deferred pursuant to
      Section 2.1(b). Thereafter, and absent the occurrence of any such prior acceleration, the unpaid principal balance of the Term B Loan shall be payable in equal consecutive quarterly principal installments of not less than $225,000, which shall be due and payable on the last Business Day of each March, June, September and December, with the first payment being due and payable upon the first such date occurring after the termination of the deferral of interest payments pursuant to Section 2.1(b) hereof. Absent acceleration pursuant to Section 8.2(a) hereof, a final installment equal to all unpaid principal, interest, and capitalized interest shall be due and payable on March 31, 2007.

            (c) Term C Loan. Absent acceleration pursuant to Section 8.2.(a) hereof, all outstanding principal, interest, capitalized interest and the Commitment Fee (described in Section 2.3) shall be due and payable on the first anniversary of the Closing Day.

      SECTION 3.2 OPTIONAL PREPAYMENT. The Borrowers may from time to time, upon prior written or telephone notice to the Lender, prepay any of the Term Loans in whole or in part without premium or penalty provided that any such prepayment shall (i) be made in accordance with Section 3.6, and (ii) be an integral of $10,000. It is understood, however, that no Term Loan is a revolving loan and that the prepayment of any Term Loan will not obligate Tennessee Farmers (and Tennessee Farmers shall not be obligated under any circumstances) to extend additional funds under any Term Loan.

      SECTION 3.3 MANDATORY PREPAYMENT. In the event that either Borrower (i) sells an asset worth more than $1000 outside the ordinary course of business, or
(ii) issues any additional equity other than in accordance with Sections 9 and 10 hereof (whether such issuance be a violation of this Agreement or otherwise), then such Borrower shall immediately remit the proceeds to the Lender to be applied against the Term Loans in accordance with Section 3.6.

      SECTION 3.4 FORM OF PAYMENT. All payments of principal, interest (including, without limitation, previously deferred interest), Default Interest or the Commitment Fee shall be made in immediately available funds to Tennessee Farmers at its principal office at 147 Bear Creek Pike, Columbia, Tennessee 38401. Specifically, such payments shall be wired to First Farmers and Merchants National Bank, 816 South Garden Street, Columbia, Tennessee 38401, ABA Routing Number 064108113, with accompanying notice to Wayne Harris (tel: 931-388-7872 ext. 2356) upon wiring. All such payments required to be made to the Lender shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Central Standard Time, on the date due, in same day or immediately available funds, to such account as Tennessee Farmers shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by Tennessee Farmers on the next Business Day.

      SECTION 3.5 SETOFF. The Lender shall, upon the occurrence of any Event of Default described in Section 8.1, have the right, without notice to the Borrowers, to appropriate and apply to the payment of the Term Loans all balances, credits, deposits, accounts or moneys of the Borrowers then or thereafter maintained with the Lender or otherwise under its control or the control of its affiliates.

      SECTION 3.6 PRIORITY; APPLICATIONS OF EXTRAORDINARY PAYMENTS. The Term C Loan shall have the highest priority of the three Term Loans with respect to the application of payments received and resort to any of the collateral described in any of the Collateral Documents. As between the Term A Loan and the Term B Loan, the Term A Loan will have similar priority. Any optional prepayments pursuant to Section 3.2 hereof, any mandatory prepayments pursuant to Section
3.3 hereof, and any amounts received from any source whatsoever after acceleration pursuant to Section 8.2 hereof shall be applied by the Lender as follows (and in the following order of priority): first, to reimburse the Lender for all expenses then due and owing and for which the Borrowers are liable under
Section 11.9 hereof, second, in payment of the Commitment Fee (to the extent that it has yet to be paid in full), third, in payment of any and all accrued interest then owing in respect to the Term C Loan (regardless of whether such interest is otherwise then due and owing under any of the other provisions of this Agreement), fourth, in payment of unpaid principal then owing in respect of the Term C Loan, fifth, in payment of any and all accrued interest then owing in respect of the Term A Loan (regardless of whether such interest is otherwise then due and owing under any of the other provisions of this Agreement), sixth, in payment of unpaid principal then owing in respect of the Term A Loan, seventh, in payment of any and all accrued interest then owing in respect to the Term B Loan (regardless of whether such interest is otherwise then due and owing under any of the other provisions of this Agreement), eighth, in payment of the unpaid principal then owing in respect of the Term B Loan, and finally, in payment of any of the other Obligations then due and owing.

                    SECTION 4 REPRESENTATIONS AND WARRANTIES

      To induce the Lender to enter into this Agreement (including to make the Term C Loan and to restructure the First Farmers Note as provided herein), the Borrowers represent and warrant unto the Lender that:

      SECTION 4.1 ORGANIZATION. The Borrowers are corporations existing and in good standing under the laws of their respective states of organization indicated in the preamble; the Borrowers are duly qualified, in good standing and authorized to do business in each other jurisdiction where, because of the nature of their activities or properties, such qualification is required and where the failure to be so qualified may have a Material Adverse Effect; and the Borrowers have the power and authority to own their properties and to carry on their businesses as now being conducted.

      SECTION 4.2 AUTHORIZATION; NO CONFLICT. Any Draw-Down hereunder, the execution and delivery of the Notes and each other Loan Document executed or to be executed by it, and the performance by the Borrowers of their obligations under this Agreement and each other Loan Document are within the Borrowers' corporate powers, have been authorized by all necessary corporate actions, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law applicable to the Borrowers or of the charter or by-laws of the Borrowers or of any agreement binding upon the Borrowers.

      SECTION 4.3 FINANCIAL STATEMENTS. The Borrowers' unaudited consolidating and consolidated financial statements (the "Financial Statements") as have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and accurately present the financial condition of the Borrowers at such dates and the results of their operations for the respective periods then ended, subject to year-end audit adjustments. Except as disclosed in writing to the Tennessee Farmers before this Agreement was signed, since January 21, 2002, no material, adverse change in the business, properties, assets, operations, conditions or prospects of the Borrowers have occurred of which the Borrowers are, or with reasonable diligence should have been, aware. There is no known contingent liability of the Borrowers which is known to be in an amount in excess of $50,000 which is not reflected in such financial statements.

      SECTION 4.4 TAXES. The Borrowers have filed or caused to be filed all federal, state and local tax returns which, to the knowledge of the Borrowers, are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for (i) current taxes not delinquent, (ii) taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of the Borrowers, and as to which no foreclosure, distraint, sale or similar proceedings have been commenced, and (iii) other taxes which shall be paid with the proceeds of the first Draw-Down under the Bridge Facility).

      SECTION 4.5 OWNERSHIP OF PROPERTIES; LIENS. The Borrowers each own good and marketable title to all of their properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights). None of the properties and assets of the Borrowers are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except for Permitted Liens or liens held by Tennessee Farmers.

      SECTION 4.6 ADVERSE CONTRACTS. The Borrowers are not parties to any agreement or instrument or subject to any charter or other corporate restriction, nor are they subject to any judgment, decree or order of any court or governmental body, which may have a Material Adverse Effect. The Borrowers do not have, nor with reasonable diligence should they have had, knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such agreement, instrument, restriction, judgment, decree or order.

      SECTION 4.7 LITIGATION AND CONTINGENT LIABILITIES. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against the Borrowers which would (singly or in the aggregate), if adversely determined, have a Material Adverse Effect.

      SECTION 4.8 SUBSIDIARIES. Except for the ownership interests held by one or both of the Borrowers in Donlar Bio, Optim Nutrition and Purizer Corporation, neither Borrower has an interest in other entities that would make any other such entity a Subsidiary of either Borrower (or both).

      SECTION 4.9 ERISA. The Unfunded Liabilities of all Plans do not in the aggregate exceed $800,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, the Borrowers have not withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

      SECTION 4.10 ENVIRONMENTAL WARRANTIES. To the best of the Borrowers' knowledge:

            (a) all facilities and property (including underlying groundwater) owned or leased by the Borrowers have been, and continue to be, owned or leased by the Borrowers in material compliance with all Environmental Laws;

            (b) there have been no past, and there are no pending or threatened

                  (i) claims, complaints, notices or requests for information received by the Borrowers with respect to any alleged violation of any Environmental Law, or

                  (ii) complaints, notices or inquiries to the Borrowers
            regarding potential liability under any Environmental Law;

            (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrowers, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

            (d) the Borrowers have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

            (e) no property now or previously owned or leased by the Borrowers is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrowers that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

            (g) The Borrowers have not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against either of the Borrowers for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrowers that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

            (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrowers which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

      SECTION 4.11 BINDING EFFECT. This Agreement, each Note and each and every other Loan Document constitutes the valid and binding obligations of each of the Borrowers, enforceable against such Borrowers in accordance with their terms, and shall continue to constitute the valid, binding, and enforceable obligations of the surviving Borrower after the consummation of the contemplated reorganization and merger in accordance with the Agreements to Reorganize and Sections 9-10 hereof.

      SECTION 4.12 CAPITALIZATION OF THE BORROWERS; RESERVATION OF SHARES; OTHER MATTERS RELATING TO CAPITAL STOCK.

            (a) Capitalization of the Borrowers.

                  (i) Donlar's authorized capital stock consists solely of
            60,000,000 shares of common stock, no par value ("Donlar Common Shares"), 21,483,224 of which are issued and outstanding on the date hereof, and 38,000,000 preferred shares, no par value, of which 38,000,000 are outstanding on the date hereof.

                  (ii) Donlar Bio's capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share ("Donlar Bio Common Shares"), 46,816,621 shares of which are issued and outstanding on the date hereof, and 50,000,000 preferred shares, par value $0.0001 per share, which have been designated and issued as set forth on
            Schedule 4.12.

      All of such outstanding capital stock is validly issued, fully paid and nonassessable and has been issued in compliance with all applicable laws. As of the date hereof, there are options, warrants and convertible securities exercisable or convertible into 2,200,216 Donlar Common Shares and 1,825,000 Donlar Bio Common Shares. As of the date hereof, except as set forth on Schedule 4.12 and except for the Notes, there are no existing options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of capital stock of Donlar or Donlar Bio. Except for the Notes or as set forth on Schedule 4.12, there are no preemptive or other preferential rights applicable to the issuance and sale of equity securities (or securities convertible or exercisable into or exchangeable for equity securities) of Donlar or Donlar Bio. Except for the Notes or as set forth on Schedule 4.12, there are no registration rights with respect to any of the Donlar Common Shares or Donlar Bio Common Shares or securities exercisable or convertible into Donlar Common Shares or Donlar Bio Common Shares.

            (b) Reservation of Shares. As of the date hereof, sufficient shares of authorized but unissued Donlar Common Shares and Donlar Bio Common Shares have been reserved by corporate action in connection with the prospective conversion of the Notes. The issuance of the Notes will not
      (x) require any further corporate action by the stockholders or directors of the Borrowers, (y) be subject to any statutory or contractual preemptive rights of any present or future stockholders or members of the Borrowers or (z) conflict with any provision of any agreement to which either of the Borrowers is a party or by which either of the Borrowers is bound. All Donlar Common Shares or Donlar Bio Common Shares issuable upon conversion of the Notes in accordance with their terms will be validly authorized, fully paid and nonassessable.

            (c) Neither of the Borrowers has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its capital stock or securities. The offer, sale and issuance of the Notes and the Common Stock issuable upon conversion thereof do not require registration under the Securities Act or any applicable federal or state securities laws.

      SECTION  4.13   SUFFICIENCY OF ACCOUNTS PAYABLE COMPONENT.

            (a) Accounts Payable Creditors. The Borrowers owe approximately $2,000,000 to Accounts Payable Creditors as of the Closing Day (the "Pay-Off Amount"). The Borrowers and the Chief Restructuring Agent have or soon will arrange for the forgiveness by certain Accounts Payable Creditors of approximately $500,000 of the Pay-Off Amount. The Borrowers shall pay $1,300,000 of the Pay-Off Amount with proceeds of the Accounts Payable Component. The remaining $200,000 of the Pay-Off Amount will be settled in exchange for capital stock pursuant to the Permitted Stock Issuance.

            (b) Non-accounts Payable Creditors. All accounts payable and short term trade debts owed to persons who are not Accounts Payable Creditors constitute debts which are neither past due nor in payment default. Thus, once the Accounts Payable Creditors receive payment pursuant to the Draw-Down(s) under the Accounts Payable Component, no holder of an accounts payable debt or other short term trade debt, including Accounts Payable Creditors, shall be in a position for at least one calendar month after the Closing Day to claim that the Borrowers are in default under his, her, or its credit extension to the Borrowers.

      SECTION 4.14 NOT AN INVESTMENT COMPANY. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

                               SECTION 5 COVENANTS

      Until all Term Loans hereunder have been repaid and all Obligations (other than those of the Obligations which survive any termination of this Agreement) are paid and fulfilled in full, the Borrowers agree and promise that they shall comply with the following affirmative and negative covenants, unless the Lender consents otherwise in writing.

      SECTION 5.1 CORPORATE EXISTENCE, MERGERS, ETC. The Borrowers shall preserve and maintain their corporate existence, rights, franchises, patents and other intellectual property, licenses and privileges, and will not liquidate, dissolve, or merge, or consolidate with or into any other corporation, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets, except that the Borrowers shall be entitled to and shall timely and strictly reorganize in accordance with the Agreement to Reorganize and Sections 9 and 10 hereof.

      SECTION 5.2 REPORTS, CERTIFICATES AND OTHER INFORMATION. The Borrowers shall furnish to Tennessee Farmers and each Lender:

            (a) Interim Reports. Within 30 days after the end of each month and after each fiscal year of the Borrowers, a copy of an unaudited Financial Statement of the Borrowers prepared on a consolidating and consolidated basis consistent with the unaudited consolidating and consolidated Financial Statements of the Borrowers referred to in Section 4.3, signed by an authorized officer of the Borrowers and consisting of at least (i) a balance sheet as at the close of such month, (ii) a statement of earnings for such month, for the period from the beginning of such fiscal year to the close of such month and for the comparable periods in the preceding fiscal year and (iii) a statement of cash flows (A) for such month, (B) for the period from the beginning of such fiscal year to the close of such month, and (C) for the rolling 13 week period preceding the end of such month (starting with the first month's end that is 13 weeks after the Closing Date).

            (b) Audit Report. Within 90 days after the end of each fiscal year of the Borrowers, a copy of an annual audit report of the Borrowers on a consolidating and consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent with the unaudited consolidating and consolidated financial statements of the Borrowers referred to in Section 4.3, duly certified by independent certified public accountants of recognized standing satisfactory to the Lenders, accompanied by an opinion and a certificate from such accountants containing a computation of, and showing compliance with, any financial restriction contained in this Agreement, and to the effect that, in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or any Unmatured Event of Default hereunder, or if they have become aware of any such event, describing it.

            (c) Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report and of each interim report provided for in this Section 5.2(c), a certificate dated the date of such annual report or such interim report and signed by any one of the President, the Chief Financial Officer or the Treasurer of the Borrowers, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing under this Agreement, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, the financial restrictions set forth in Sections 5.4 and 5.13.

            (d) Notice of Default, Litigation and ERISA Matters. Promptly and in any event within three days after learning of the occurrence of any of the following, written notice to the Lender describing the same and the steps being taken by the Borrowers affected in respect thereof: (A) the occurrence of an Event of Default or an Unmatured Event of Default; (B) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to the Borrowers on a consolidated basis; (C) the occurrence of a Reportable Event under, or the institution of steps by the Borrowers to withdraw from, or the institution of any steps to terminate, any Plan; or (D) any change in the Borrowers' status for federal income tax purposes.

            (e) Other Information. From time to time such other information, financial or otherwise, as the Lenders may reasonably request, including periodic Financial Statements of either Borrower or both.

      SECTION 5.3 INSPECTION. Upon not less than 36 hours prior notice to the Borrowers from Lender (except if an Event of Default shall have occurred and be continuing, in which case prior notice to the Borrowers shall not be required), the Borrowers shall permit Tennessee Farmers and their respective representatives at any time during normal business hours to inspect the properties of the Borrowers and to inspect and make copies of their books and records.

      SECTION 5.4 INDEBTEDNESS, LIENS AND TAXES. The Borrowers shall:

            (a) Indebtedness. Not incur, permit to remain outstanding, assume or in any way become committed for indebtedness in respect of borrowed money, except (i) indebtedness incurred hereunder or to the Lenders on the date hereof, (ii) other than any indebtedness owing to either Junior Creditor, indebtedness existing on the date of this Agreement shown on the financial statements furnished to the Lenders before this Agreement was signed, including any extensions or renewals thereof so long as the principal amount of such indebtedness is not increased by such extension or renewal, and (iii) indebtedness incurred after the date hereof in the nature of Capitalized Lease Liabilities and/or purchase money debt, provided that the aggregate amount thereof outstanding at any one time does not exceed $25,000 in the aggregate for the Borrowers.

            (b) Liens. Not create, suffer or permit to exist any security interest, mortgage, other lien or other encumbrance of any kind or nature upon any of their assets now or hereafter owned or acquired, or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement except for
      (i) the security interests, mortgages, and other liens and encumbrances securing the payment of the Obligations and (ii) any liens, encumbrances and security interests held by properly perfected purchase money creditors or equipment lessors provided that the aggregate value of the collateral subject to such properly perfected purchase money security interests does not exceed $25,000 (the permitted liens described in the preceding clauses
      (i) and (ii) being referred to herein collectively as the "Permitted Liens").

            (c) Taxes. (i) Not change, or permit any change to occur in, the Borrowers' status for federal income tax purposes, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon them, upon their income or profits or upon any properties belonging to them, specifically including but not limited to payroll taxes, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings and as to which adequate reserves shall have been established, and as to which no foreclosure, distraint, sale or similar proceedings have commenced which, if not stayed or terminated, would have a Material Adverse Effect.

            (d) Keep Well Agreements. Not assume, guarantee, indorse or otherwise become or be responsible in any direct, indirect or contingent manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to the obligation of any other Person.

      SECTION 5.5 INVESTMENTS AND LOANS. The Borrowers shall not make any loan, advance, extension of credit or capital contribution to, or purchase or otherwise acquire for a consideration evidences of indebtedness, capital stock or other securities of, any person or legal entity (including, without limitation, either of the Junior Creditors), except that the Borrowers may:

            (a) purchase or otherwise acquire and own short-term money market items; and

            (b) extend credit upon customary terms to their customers in the ordinary course of their business.

      SECTION 5.6 CAPITAL STRUCTURE AND DIVIDENDS. The Borrowers shall not purchase or redeem, or obligate themselves to purchase or redeem, or issue additional shares, of the Borrowers' capital stock, of any class, issued and outstanding from time to time; or declare or pay any dividend (other than dividends payable in its own common stock or to the Borrowers) or make any other distribution in respect of such shares without the written consent of the Lender; provided, however, that this Section 5.6 shall not apply to (i) any action taken in accordance with the Agreements to Reorganize or Sections 9 and 10 of this Agreement or (ii) the Permitted Stock Issuance. Specifically, but without in any manner whatsoever limiting the generality of the foregoing, the Borrowers shall make no dividends or other distributions (including, without limitation, any cash stock dividends or other cash distributions on any type of equity interest) so long as any of the Obligations shall remain unpaid without the express written consent of the Lender.

      SECTION 5.7 MAINTENANCE OF PROPERTIES. The Borrowers shall maintain, or cause to be maintained, in a manner consistent with their past practices, all their properties (whether owned or held under lease) in good repair, working order and condition, and from time to time make, or cause to be made, in a manner consistent with their past practices, all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      SECTION 5.8 INSURANCE. The Borrowers shall maintain insurance with responsible companies in such amounts and against such risks as is reasonably required by Tennessee Farmers and, at a minimum, insurance on their business, fixed assets, inventory and other properties, workmen's compensation or similar insurance as required by law, and adequate public liability (including product liability) insurance against claims for personal injury, death or property damage arising out of its products, facilities or operations, as is usually carried by similar businesses conducting operations in similar areas.

      SECTION 5.9 USE OF PROCEEDS. The Borrowers shall not use any proceeds of the Term C Loan in any manner that is inconsistent with the Borrowing Request and Use of Funds Certificate tendered to Tennessee Farmers in order to obtain the release of such proceeds. Any such material discrepancy between the actual use of funds and that promised on the Use of Funds Certificate shall constitute fraud upon the Tennessee Farmers and any other Lender.

      SECTION 5.10 ASSET SALES. The Borrower shall sell no asset or business unit with a market value of more than $10,000 if such sale is conducted outside the normal course of business of the Borrower, unless the Lender consents in writing to such a sale. This Section 5.10 shall not apply to the sale of Optim Nutrition under Section 8.1(o) hereof.

      SECTION 5.11 COMPLIANCE WITH LAW. The Borrowers shall comply in all respects with all applicable laws, rules, regulations and orders, except where the failure to so comply would not have a Material Adverse Effect.

      SECTION 5.12 ENVIRONMENTAL COVENANT. The Borrowers will

            (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

            (b) promptly notify Tennessee Farmers and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the reasonable satisfaction of Tennessee Farmers any actions and proceedings relating to compliance with Environmental Laws; and

            (c) provide such information and certifications which Tennessee Farmers may reasonably request from time to time to evidence compliance with this Section 5.12.

      SECTION 5.13 REMUNERATION. The Borrowers shall not pay salaries or other remuneration to officers, employees who are stockholders (or, in the case of a stockholder which is a trust, officers or employees who are grantors and/or beneficiaries of such trust, as appropriate) of the Borrowers at a rate or in an amount in excess of that which is in effect on or before Closing Day; provided, however, that the board may, with the consent of Tennessee Farmers, increase the compensation of Bob Pietrangelo or Larry Koskan to reward unusually high performance; provided further, however, that no such payments shall be made to either of the Junior Creditors under any circumstances. This Section 5.13 shall not apply to routine raises in salary given to deserving employees, in all cases other than the Junior Creditors, who own less than one-tenth of one percent of the outstanding stock of Donlar or Donlar Bio.

      SECTION 5.14 FURTHER ASSURANCES/NOTING ASSIGNMENT OF RECORD. In order to secure the First Farmers Note (before the same was sold to Tennessee Farmers), the Borrowers gave the Assignor a security interest on their Intellectual Property, and certain other personal property, which Assignor has assigned to Tennessee Farmers as part and parcel of the assignment of the First Farmers Note. The Borrowers hereby covenant to extend all necessary assistance and cooperation (if any is necessary or otherwise advisable) to the Assignor and to Tennessee Farmers to cause such transfer to be noted of record in the patent office recordation or filing systems (or to otherwise obtain any necessary title or other insurance relating to any of such collateral) on or before the first business day which comes 45 calendar days after the Closing Day.

      SECTION 5.15 FURTHER ASSURANCES. The Borrowers agree that, from time to time at its own expense, the Borrowers will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, as reasonably determined by Tennessee Farmers, in order to perfect, preserve and protect any lien or security interest granted or purported to be granted by any Collateral Document or to enable Tennessee Farmers to exercise and enforce its rights and remedies thereunder with respect to any collateral.

      SECTION 5.16 PURIZER CORPORATION. On or before the first anniversary of the Closing Date, the Borrower shall either sell their investment in Purizer Corporation or write such asset off (i.e. take an accounting charge with respect to) and discontinue all operations with respect thereto to the extent that they have not been discontinued prior to such date.

      SECTION 5.17 TREATMENT OF TERM B LOAN. The parties hereto each hereby acknowledge that Tennessee Farmers has agreed to the low interest rates and payments on the Term B Loan as set forth in Section 2.1(b) hereof solely for the purpose of making this Agreement non-onerous to the Borrowers. The provisions of Sections 9, 9A and 10 hereof notwithstanding, each party hereto acknowledges that Tennessee Farmers does not intend to hold equity in either of the Borrowers solely by effect of lending to the Borrowers at unusually low rates, nor do the Borrowers intend to grant Tennessee Farmers an equity interest by accepting such a low interest loan. Each party hereto hereby covenants to act at all times consistent with this common understanding and to take no action for purposes of accounting, taxation or bankruptcy which treats the Term B Loan as equity.

             SECTION 6 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT AND INITIAL EXTENSION OF CREDIT UNDER BRIDGE LOAN FACILITY

      This Agreement shall become effective as of the date hereof upon satisfaction of the following conditions precedent:

      SECTION 6.1 AGREEMENT. Each party hereto shall have received a counterpart of this Agreement which has been executed by all of the parties hereto.

      SECTION 6.2 FINANCIAL STATEMENTS. Tennessee Farmers shall have received Financial Statements setting forth all of the information discussed in Section 5.2(a) hereof covering the 60 months preceding the month of the Closing Day that after review by PricewaterhouseCoopers, accounting consultant to Tennessee Farmers, is satisfactory to Tennessee Farmers.

      SECTION 6.3 OTHER DOCUMENTATION. Tennessee Farmers shall have received all of the following, each duly executed and dated as of the Closing Day and in form and substance satisfactory to Tennessee Farmers and its counsel and at the expense of the Borrowers and in such number of signed counterparts as Tennessee Farmers may request (except for the Notes, of which only the originals shall be signed):

            (a) Notes. Each of the fully executed original Notes;

            (b) Security Agreement Amendment. An amendment to the Security Agreement, substantially in the form of Exhibit F hereto;

            (c) Pledge Agreement Amendment. An amendment to the Pledge Agreement, substantially in the form of Exhibit G hereto;

            (d) Subordination Agreements. The Agreements to be signed by each of the Junior Creditors, each substantially in the respective forms of Exhibits D and E hereto;

            (e) Agreement to Reorganize. The Agreement(s) to Reorganize in a form fully satisfactory to Tennessee Farmers;

            (f) Borrowing Request and Use of Funds Certificate. (In the event that Borrowers wish to effect a Draw-Down on the Closing Day and the Borrowers have complied with the provisions of Section 1.5 hereof; it being understood that with respect to the payment of Accounts Payable Creditors Grant Thornton, LLP, Galbraith Laboratories, Bowne of Chicago, Bain and Associates, RPK Ag Advisory and the Internal Revenue Service, the initial extension of credit under the Accounts Payable Component shall not be conditioned on the Chief Restructuring Agent signing the Borrowing Request and Use of Funds Certificate.);

            (g) Borrowers' Resolutions. A copy of a resolution of the Board of Directors of each of the Borrowers authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, the Notes and all other Loan Documents to be executed by such Borrower substantially similar to sample resolutions found in Exhibit I hereto, certified by the Secretaries of such Borrower;

            (h) Borrowers' Articles of Incorporation and By-laws. A certificate of the Secretaries of each of the Borrowers to the effect that a copy of the true, correct and currently-in-effect Articles of Incorporation and By-Laws of each Borrower are attached to such certificate (and are indeed attached);

            (i) Certificates of Good Standing. Or other such documents and certificates relating to the organization, existence and good standing of each of the Borrowers in its state of incorporation.

            (j) Borrowers' Certificates of Incumbency. A certificates of the Secretaries of each of the Borrowers certifying the names of the officer or officers of each of the Borrowers authorized to sign this Agreement, the Notes and the other Loan Documents to be executed by the Borrowers, together with a sample of the true signature of each such officer (Tennessee Farmers and each Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

            (k) Opinion of Counsel to the Borrowers. An opinion of counsel to each of the Borrowers to such effect as Tennessee Farmers may reasonably require; and

            (l) Miscellaneous. Such other documents and certificates as Tennessee Farmers may reasonably request.

      SECTION 6.4 CHIEF RESTRUCTURING AGENT. The Borrowers shall have retained Mr. David Abrams (collectively with his Affiliates, employees and agents, the "Chief Restructuring Agent"), which Chief Restructuring Agent shall be given full access to all of the Borrowers' senior management, financial documentation and other information necessary to fulfill its duties. The Borrowers shall thereafter authorize and empower the Chief Restructuring Agent to be their principal negotiator and analyst with respect to their accounts payable debts and shall respect and abide by the judgement of the Chief Restructuring Agent with regards to his, her or its judgment as to the necessity of paying any particular Accounts Payable Creditor and the amount of such payment. Each Borrower acknowledges that an approval by the Chief Restructuring Agent shall be necessary for any Draw-Down of the Accounts Payable Component.

      SECTION 6.5 SHORT TERM DEBT REPAYMENT. The Borrowers shall have repaid the Short-Term Debt on or before Closing Day. Tennessee Farmers shall be authorized to ensure such repayment by netting the amount owing with respect to the Short-Term Debt against the initial Draw-Down on or as soon as practicable after Closing Day.

      SECTION 6.6 NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred in the operations of the Borrowers since the meeting that occurred on January 21, 2002.

      SECTION 6.7 ASSIGNMENT OF MORTGAGE. The Borrowers shall render all assistance necessary to allow the Assignor to assign the Mortgage to Tennessee Farmers, and such assignment shall be effected on or before the Closing Day

      SECTION 6.8 PAYMENT OF COSTS AND EXPENSES. The Borrowers shall have paid in full all Professional Fees and other expenses of Tennessee Farmer incurred up to the Closing Day hereof and hereby acknowledge and agree that Tennessee Farmers may net the amounts necessary to pay all such Professional Fees against any wiring of funds on Closing Day connected with a Draw-Down of the Professional Fees Component.

           SECTION 7 CONDITIONS OF EACH DRAW-DOWN AFTER CLOSING DAY

      The obligation of Tennessee Farmers to fund a Draw-Down under the Bridge Facility is subject to the following conditions precedent:

      SECTION 7.1 REPRESENTATIONS AND WARRANTIES IN AGREEMENT. At the date of each Draw-Down under the Bridge Facility, the Borrowers' representations and warranties set forth in Section 4 hereof shall be true and correct as at such date with the same effect as though those representations and warranties had been made on and as at such date.

      SECTION 7.2 NO DEFAULT. At the time of each Draw-Down under the Bridge Facility, and immediately after giving effect to such Draw-Down under the Bridge Facility, the Borrowers shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of the Draw-Down of a Bridge Loan, or would result from the making of the Draw-Down.

      SECTION 7.3 APPLICATION DEEMED A REPRESENTATION AND WARRANTY. The application by the Borrowers under Section 1.5 hereof for any Draw-Down under the Bridge Facility and the acceptance by the Borrowers of the proceeds of such a Bridge Loan under the Bridge Facility shall each be deemed a representation and warranty by the Borrowers that the statements in Sections 7.1 and 7.2 are true and correct on and as of the date of each such Bridge Loan Draw-Down.

      SECTION 7.4 BORROWING REQUEST AND USE OF FUNDS CERTIFICATE. Receipt by Lender of a properly filled out and fully executed (including a written approval by the

Chief Restructuring Agent if a Draw-Down under the Accounts Payable Component is requested) Borrowing Request and Funding Day Certificate.

      SECTION 7.5 FEES. All outstanding Professional Fees shall be paid on or each date on which the Borrowers wish to Draw-Down under the Bridge Facility. Unless the Professional Fees Component or a relevant Sub-Component is exhausted, such payment may be made by borrowing under such Component of the Bridge Facility and then allowing Tennessee Farmers to net such amounts owing from any wiring of such Bridge Facility loan proceeds. No Draw-Down of the Professional Fee and Closing Costs Component may be used to pay the Professional Fees of Duane Morris Law Firm if, after taking into account the effect of such a Draw-Down, all other outstanding Professional Fees still exceed $10,000. Consistent with Section 11.9 hereof, the Borrowers hereby acknowledge that the availability or non-availability of loan proceeds under the Professional Fees Component or relevant Sub-Component notwithstanding, complete payment of Professional Fees shall be a condition precedent to each Draw-Down.

                                SECTION 8 DEFAULT

      SECTION 8.1 EVENTS OF DEFAULT. Each of the following occurrences is hereby defined as an "Event of Default":

            (a) Nonpayment. The Borrowers shall fail to make any payment of principal, interest, the Commitment Fee or other amounts payable hereunder when and as due (including the timely payment of Professional Fees which are connected with the Term Loans);

            (b) Covenants. The Borrowers shall breach any negative covenant found in Section 5 hereof, including, but not limited to Sections 5.5, 5.6, 5.7, and 5.10, or the Borrowers shall breach any affirmative covenant and such breach shall continue unremedied for 5 calendar days or such other grace period more specifically connected with any such affirmative covenant (it being understood that, to the extent that the breach is not susceptible of being remedied, the Event of Default shall be deemed to occur at the end of the pertinent cure period);

            (c) Loan Documents Not Enforceable, etc. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legal, valid, binding and enforceable obligation of the Borrowers or any other party thereto (other than Tennessee Farmers); or, in the case of the Collateral Documents, the lien or security interest created by any Collateral Document shall, in whole or in part, cease to be a perfected first priority lien or security interest, subject only to those exceptions expressly permitted by such Collateral Document or this Agreement, except if any of the foregoing occurs as the result of acts or omissions of Tennessee Farmers;

            (d) Cross-Default. In connection with any indebtedness which exceeds $250,000 in aggregate outstanding principal and interest (other than any Term Loan or the debts owed to Junior Creditors), if there shall occur any default or event of default, or any event which might become such with notice or the passage of time or both, or any similar event, or any event which requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by the Borrowers, under the terms of any indenture, agreement or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured or guaranteed (except for any such event which is being contested in good faith and by appropriate proceedings, and as to which adequate reserves shall have been established, and which involves indebtedness other than for borrowed money), and such event shall continue uncured or unresolved beyond any applicable period of grace provided;

            (e) Dissolutions, etc. The Borrowers shall fail to comply with any provision concerning their existence or any prohibition against dissolution, liquidation, merger, consolidation or sale of assets;

            (f) Representations and Warranties. Any representation, warranty, schedule, certificate, Financial Statement, report, notice or other writing contained in or connected with a Loan Document and furnished to Tennessee Farmers by or on behalf of the Borrowers or any other party to a Loan Document (other than Tennessee Farmers) is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified;

            (g) Junior Creditor Breach. Either or both of the Junior Creditors shall have breached (or shall have sought the cooperation or other assistance of the Borrowers in breaching) any provision of the Subordination Agreements;

            (h) Change in Control. Any Person presently not in control of the Borrowers shall obtain control directly or indirectly of the Borrowers, whether by purchase or gift of stock or assets, by contract, or otherwise;

            (i) ERISA. Any Reportable Event shall occur under ERISA in respect of any Plan or other termination of any plan requiring contribution by a non-Borrower;

            (j) Litigation. (i) Any judgment or order for the payment of money in excess of $100,000 shall be rendered against either of the Borrowers and (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (B) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, or (ii) there shall be rendered against any Borrower a non-monetary judgement which causes or reasonably could be expected to cause a Material Adverse Effect;

            (k) Any Loan Document not Valid or Binding. Any Loan Document shall cease to be valid and binding on the parties to such Loan Document (other than Tennessee Farmers) or any of the parties to such a Loan Document (other than Tennessee Farmers) shall so assert in a pleading filed in any court;

            (l) Noncompliance with this Agreement or Other Loan Document. The Borrowers or any other party to a Loan Document (other than a Lender or Tennessee Farmers) shall fail to comply with any provision hereof (specifically including, but not limited to, Section 5.14) or of any other Loan Document, which failure does not otherwise constitute an Event of Default, and such failure shall continue for ten days after written notice thereof to the Borrowers by Tennessee Farmers;

            (m) Noncompliance with any Borrowing Request and Funding Day Certificate. Either Borrower shall spend the proceeds of a Draw-Down under any Term Loan in a manner not in strict accordance with the relevant Borrowing Request and Funding Day Certificate which such Borrower provided to Tennessee Farmers in order to obtain such Draw-Down;

            (n) Noncompliance with Agreement to Reorganize. (i) Any of the Borrowers, Junior Creditors or other parties to the Agreement(s) to Reorganize shall fail to perform its obligations thereunder or to extend all cooperation necessary to effect in a timely manner the planned reorganization of the Borrowers as described in such agreement, time being of the essence, or (ii) the failure of the parties to reorganize the Borrowers with the time limits set forth in the Agreement to Reorganize (the best intention of such parties notwithstanding), time being of the essence;

            (o) Failure to Sell, Dissolve, or Write-Off Certain Assets. The Borrowers shall (i) fail to sell their business unit, Optim Nutrition, on or before the first anniversary of the Closing Day and immediately remit the proceeds of such a sale to Tennessee Farmers in accordance with
      Section 3.3 hereof, or dissolve Optim Nutrition, in the event that a buyer capable of consummating a transaction before the first anniversary of the Closing Day cannot be found or (ii) sell or write-off (i.e., take an accounting charge with respect to) and discontinue the operations of Purizer Corporation in accordance with Section 5.16 hereof;

            (p) Bankruptcy. Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against the Borrowers or any Guarantor and, if instituted against the Borrowers or any Guarantor, is consented to or acquiesced in by the Borrowers or such Guarantor or remains for 30 days undismissed; or the Borrowers or any Guarantor shall take any step toward, or to authorize, such a proceeding; or

            (q) Insolvency. Either Borrower generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

      SECTION  8.2   REMEDIES.

            (a) Remedies Outside of Insolvency or Bankruptcy. Upon the occurrence of any Event of Default set forth in subsections (a)-(o) of
      Section 8.1 and during the continuance thereof, the Lender may take all or any of the following actions:

                  (i) Acceleration. Declare all amounts owing under any or all of the Term Loans to be immediately due and payable and, whereupon the Notes and any other amounts owed to Tennessee Farmers shall forthwith become due and payable.

                  (ii) Termination. Terminate any further commitment to advance funds under the Term C Loan.

                  (iii) Default Rate Interest . Charge Default Rate Interest on
            all outstanding amounts under the Term Loans.

            (b) Remedies in Insolvency or Bankruptcy. Upon the occurrence of any Event of Default set forth in subsections (p) or (q) of Section 8.1, the Notes and any other amounts owed to Tennessee Farmers shall be immediately and automatically due and payable without action of any kind on the part of Tennessee Farmers. All other remedies available under Section 8.2(a) shall also apply.

            (c) Remedies Generally. The Borrowers expressly waive presentment, demand, notice or protest of any kind in connection herewith this Section
      8.2. Tennessee Farmers shall promptly give the Borrowers notice of any such declaration, but failure to do so shall not impair the effect of such declaration. No delay or omission on the part of any Lender in exercising any power or right hereunder or under any Note shall impair such right or power or be construed to be a waiver of any Event of Default or any acquiescence therein, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof, or the exercise of any other power or right. In addition to the rights and remedies set forth above in Sections 8.2(a) and 8.2(b), the Lender hereby expressly reserves the right to take any other actions (including, without limitation, with respect to the liens currently securing the indebtedness of the Borrowers to Tennessee Farmers) permitted under this Agreement or applicable law.

                           SECTION 9 CONVERSION RIGHTS

      SECTION 9.1 CONVERSION. A Noteholder may convert all or any portion of the outstanding principal amount of a Note pursuant to this Section 9 until such time as such amount has been paid in full by the Borrowers; provided that if the Noteholder has received a notice of prepayment pursuant to Section 3.2 above, the Noteholder may unilaterally delay and refuse acceptance of such prepayment for a length of time that is sufficient to permit the Noteholder to exercise the conversion right set forth in this Section 9.

      SECTION  9.2   CONVERSION PROCEDURE.

            (a) At any time from the date hereof and prior to the payment of a Note, the holder of such Note may convert all or any portion of the outstanding principal amount of such Note into a number of shares of Conversion Stock (excluding any fractional share) determined by dividing the principal amount designated by such Noteholder in a written notice of intention to convert as the amount to be converted, by the applicable Conversion Price. The Noteholder shall give the Company 30 days notice of its intention to convert.

            (b) Each such conversion of a Note shall be deemed to have been effected as of the close of business on the date on which the Note has been surrendered at the principal office of the Company. At such time as such conversion has been effected, the rights of the Noteholder as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

            (c) As soon as possible after a conversion has been effected (but in any event within five business days), the Company shall deliver to the converting Noteholder:

                  (i) a certificate or certificates representing the number of shares of Conversion Stock (excluding any fractional share) issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                  (ii) payment in an amount equal to the sum of all accrued
            interest with respect to the principal amount converted, which has not been paid prior thereto, plus the amount payable under subparagraph (d) below; and

                  (iii) a new Note representing any portion of the principal amount which was represented by the Note surrendered to the Company in connection with such conversion but which was not converted.

            (d) If any fractional share of Conversion Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the Market Price of such fractional share as of the date of such conversion.

            (e) The issuance of certificates for shares of Conversion Stock upon conversion of a Note shall be made without charge to the holder hereof for any domestic documentary, stamp, transfer, excise or similarly related transactional tax relating to the issuance of securities in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of a Note, the Company shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

            (f) The Company shall not close its books against the transfer of Conversion Stock issued or issuable upon conversion of a Note in any manner which interferes with the timely conversion of a Note. The Company shall assist and cooperate with any Noteholder required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of a Note (including, without limitation, making any filings required to be made by the Company).

            (g) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Note, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Notes. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

      SECTION 9.3 CONVERSION PRICE. The initial Conversion Price for an Term A Note or a Term B Note shall be $0.68. The initial Conversion Price for a Term C Note shall be $0.29. If and whenever on or after the original date of issuance of a Note the Company issues or sells, or in accordance with Section 9.4 is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, the Conversion Price shall be reduced to the Conversion Price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Price immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue on sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

      SECTION 9.4 EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Section 9.3, the following shall be applicable:

            (a) Issuance of Rights or Option. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, there shall be no adjustment pursuant to this Section 9.4(a) with respect to grants of options to employees pursuant to employee benefit plans as in effect on the Closing Date hereof or pursuant to the Agreements to Reorganize.

            (b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the

      Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 9.4, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

            (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given to all Noteholders.

            (d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all Noteholders.

            (e) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore shall be deemed to be the net amount received by the Company therefore. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefore shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the Noteholders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Noteholders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

            (f) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for a consideration of $0.01.

            (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

            (h) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      SECTION 9.5 SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of their outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

      SECTION 9.6 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reorganization, reclassification, consolidation,


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
merger, sale of all or substantially all of the Company's assets to another Person or other transaction, except for the merger of Donlar with Donlar Bio contemplated by the Agreements to Reorganize (collectively, any "Organic Change") is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, prior to the consummation of such Organic Change, lawful and adequate provision (in form and substance satisfactory to the Noteholders) shall be made whereby each of the Noteholders shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Conversion Stock immediately theretofore acquirable and receivable upon conversion of such holder's Note had such Organic Change not taken place. In any such case, appropriate provision (in form and substance reasonably satisfactory to the holders of the Notes) shall be made with respect to such holder's rights and interests to insure that the provisions of this Section 9 shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of the Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale.) The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the Noteholders), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

      SECTION 9.7 CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the Noteholders; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 9 or decrease the number of shares of Conversion Stock issuable upon conversion of the Notes then outstanding.

      SECTION 9.8 NOTICES.

            (a) Immediately upon any adjustment of the Conversion Price, the Company shall send written notice thereof to the Noteholders, setting forth in reasonable detail and certifying the calculation of such adjustment.

            (b) The Company shall send written notice to the Noteholders at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

            (c) The Company shall also give at least 20 days prior written notice of the date on which any Organic Change, dissolution or liquidation shall take place.

      SECTION 9.9 LIQUIDATING DIVIDENDS. If the Company declares a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Noteholders at the time of payment thereof the Liquidating Dividend which would have been paid to the Noteholders on the Conversion Stock had this Note been fully converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. Nothing in this Section 9.9 in any way shall permit any dividend, distribution or other payment prohibited, restricted or limited by the Purchase Agreement.

      SECTION 9.10 PURCHASE RIGHTS. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each Noteholder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      SECTION 9.11 AMENDMENT AND WAIVER. Except as otherwise expressly provided in this Section 9, the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders; provided that no such action shall change the Conversion Price of the Notes or the number of shares or the class of stock into which the Notes are convertible, without the written consent of all of Noteholders.

                   SECTION 9A COMPLIANCE WITH SECURITIES LAWS

      SECTION 9A.1 INVESTMENT INTENT OF THE INITIAL NOTEHOLDER. The Initial Noteholder represents and warrants to the Company that it is acquiring the Notes and, upon issuance in accordance with this Agreement, the Conversion Stock for its own account, with no present intention of selling or otherwise distributing the same to the public.

      SECTION 9A.2 STATUS OF NOTES. The Initial Noteholder has been informed by the Company that neither the Notes nor the Conversion Stock have been (or will be) registered under the Securities Act or under any state securities laws (except pursuant to Section 10 of this Agreement) and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

      SECTION 9A.3 STATUS OF THE INITIAL NOTEHOLDER. The Initial Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

      SECTION 9A.4 TRANSFER.

            (a) The Notes and the Conversion Stock may be transferred, without the need for the Company's consent, pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or 144A promulgated under the Securities Act (or any similar rule then in force) or (iii) subject to the conditions set forth in Sections 9A.4(b) and (c), any other legally available means of transfer.

            (b) In connection with any transfer of any Notes or Conversion Stock described in Section 9A.4(a)(iii), the holder of Notes or Conversion Stock shall deliver written notice to the Company describing in reasonable detail the proposed transfer. Promptly upon receipt of such written notice, the Company shall prepare and deliver new instruments for the Notes or Conversion Stock being transferred.

            (c) Except as provided in Section 10.10, each Note shall be imprinted with a legend substantially in the following form:

            THE SECURITIES REPRESENTED HEREBY WERE ORIGINALLY ISSUED ON MARCH 18, 2002. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATES AND CANNOT BE OFFERED, TRANSFERRED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                        SECTION 10  REGISTRATION RIGHTS

      SECTION 10.1 COMPANY REGISTRATION.

            (a) If the Company shall determine to Register any of its Common Stock or any securities convertible into shares of Common Stock either for its own account or for the account of any other Person, other than a Registration relating solely to benefit plans, or a Registration relating solely to a Commission Rule 145 transaction or on Form S-4, or a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Shares, the Company will:

                  (i) promptly give to each of the Holders a written notice
            thereof (which shall include a list of the jurisdictions, if any, in which the Company intends to attempt to qualify such securities under applicable state securities laws); and

                  (ii) include in such Registration (and any related
            qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests, made by the Holders within fifteen (15) business days after the giving of the written notice from the Company described in clause (a) above, except as set forth in Section 10.1(b) below. Such written request shall specify the amount of Registrable Shares intended to be disposed of by a Holder and may specify all or a part of the Holder's Registrable Shares.

      Notwithstanding the foregoing, if, at any time after giving such written notice of its intention to effect such Registration and prior to the effective date of the registration statement filed in connection with such Registration, the Company shall determine for any reason not to Register such equity securities the Company may, at its election, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to Register such Registrable Shares in connection with the Registration of such equity securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided herein).

            (b) Underwriting. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 10.1(a)(i). In such event, the right of each of the Holders to Registration pursuant to this Section 10.1 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Shares in the underwriting to the extent provided herein. The Holders whose shares are to be included in such Registration shall (together with the Company and any other Person distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for the underwriting by the Company or such other Persons, as the case may be. Such underwriting agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution and customary lock-up periods required by the representative on terms no more onerous than to any other parties to the underwriting agreement.

            Notwithstanding any other provision of this Section 10.1, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting Registration, and the number of shares of securities that are entitled to be included in the Registration and underwriting shall be allocated in the following manner: the number of shares that may be included in the Registration and underwriting by each of the Company, the Holders and each securityholder of the Company (other than the Holders) that on the date hereof has rights to piggyback registration upon a Company Registration shall be reduced, on a pro rata basis (based on the number of shares requested to be registered by the Company, such Holders or such other securityholders), by such minimum number of shares as is necessary to comply with such limitation.

            If any of the Holders or any officer, director or stockholder of the Company other than a Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by prompt written notice to the Company and the underwriter. Any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

      SECTION 10.2 DEMAND REGISTRATION. The holders of the Registrable Shares, at any time, may require the Company to effect the registration of the Registrable Shares. The right to request registration under this Section 10.2 may be exercised on two (2) separate occasions, only unless such request is withdrawn in accordance with the terms hereof. The two (2) rights granted hereunder are distinct and separate from any other rights to request registration which have been granted to any other Person. A shelf registration may be demanded pursuant to this Section 10.2. These demand registration rights may only be exercised if the holders of a majority of Conversion Stock (whether or not the Conversion Stock have been issued) (the "Majority Holders") provided, however, that if Tennessee Farmers holds any Registrable Shares, the Majority Holders must include Tennessee Farmers, shall give notice to the Company to the effect that holders of Notes or Conversion Stock intend to (i) transfer all or any part of the Conversion Stock or (ii) exercise all or any part of the Note and transfer all or any part of the Conversion Stock under such circumstances that a public distribution (within the meaning of the Securities Act) of the Conversion Stock will be involved, then the Company (A) within ten (10) days after receipt of such notice shall give written notice of the proposed registration pursuant to this Section 10.2 to the other holders of Notes and Conversion Stock and (B) within thirty (30) days after receipt of such notice from the Majority Holders, shall file a registration statement pursuant to the Securities Act to the end that all Conversion Stock the holders of which requested registration thereof either pursuant to the original notice from the Majority Holders given pursuant to this sentence or by written notice given to the Company during such 30-day period, may be sold under the Securities Act as promptly as is practicable thereafter. The Company shall use commercially reasonable efforts to cause any such registration to become effective and to keep the prospectus included therein current for 135 days; provided, however, that such holders shall furnish the Company with such appropriate information as is required in connection with such registration as the Company may reasonably request in writing.

      If the managing underwriter for any offering made pursuant to this Section
10.2 (who shall be selected by the Majority Holders, subject to the consent of the Company, which shall not be unreasonably withheld) advises the Company in writing that, in its opinion, the inclusion of all of the Conversion Stock requested to be included in such registration by the holders of Notes and Conversion Stock would materially adversely affect the distribution of all such securities, then there shall be included in such registration shares of the holders of Notes or Conversion Stock pro rata based on the number of shares originally proposed to be registered by each holder of Notes or Conversion Stock and no other Common Shares shall be included in such registration. A registration will not count as a demand registration under this Section 10.2 until it has become effective and the holders of the Warrants or Conversion Stock participating in the demand registration are able to register and sell at least 90% of the Conversion Stock originally requested to be included in such registration. The Company agrees to enter into an underwriting agreement in customary form with the managing underwriter. Such underwriting agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution.

      SECTION 10.3 SUSPENSION RIGHT. Notwithstanding the provisions of Sections
10.1 and 10.2, if the Board of Directors of the Company determines in good faith that the filing of a registration statement or any supplement or amendment thereto would interfere with the negotiation or completion of a material transaction or event being contemplated by the Company, the Company shall have the right to (the "Suspension Right"), by notice to the Holders in accordance with Section 11.2, defer the filing of a registration statement to effect the demand registration or suspend the rights of the Holders to make sales pursuant to the demand registration for such a period of time as the Board of Directors may determine; provided that no such period of deferral or suspension may exceed 30 consecutive days and that all such periods of deferral or suspension may not exceed 60 days in the aggregate during any period of 12 consecutive months.

      SECTION 10.4 NOTICES. The Company shall promptly notify the Holders of Registrable Shares covered by the demand registration of the occurrence of the following events:

            (a) when the demand registration or post-effective amendment thereto filed with the Commission has become effective;

            (b) the issuance by the Commission of any stop order suspending the effectiveness of the demand registration;

            (c) the suspension of sales under the demand registration by the Company in accordance with Section 10.3 above;

            (d) the Company's receipt of any notification of the suspension of the qualification of any Registrable Shares covered by the demand registration for sale in any jurisdiction; and

            (e) the existence of any event, fact or circumstance that results in the registration statement evidencing the demand registration or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

The Company agrees to use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification at the earliest possible moment.

      SECTION 10.5 REGISTRATION STATEMENT; AMENDMENTS AND SUPPLEMENTS. The Company shall provide to the Holders of Registrable Shares covered by a registration, at no cost to such Holders, such reasonable number of copies as each Holder may request of the related registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto. The Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with NASDAQ over-the-counter bulletin board (or, if the Common Shares are no longer listed thereon, with such other securities exchange or market on which the Common Shares are then listed) so as to enable the Holders to have the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act, if applicable.

      SECTION 10.6 STATE SECURITIES LAWS. The Company agrees to use commercially reasonable efforts to cause the Registrable Shares covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement.

      SECTION 10.7 REMEDIATION OF MISSTATEMENTS OR OMISSIONS. Subject to the Company's Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares shall exist, immediately upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 10.8 LISTING ON EXCHANGE. The Company agrees to use commercially reasonable efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each securities exchange on which securities of the same class are then listed.

      SECTION 10.9 COMPLIANCE WITH SECURITIES LAWS. The Company agrees to use commercially reasonable best efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Shares pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

      SECTION 10.10 SHARE CERTIFICATES. The Company agrees to: (x) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to a Registration and not bearing any Securities Act legend; and (y) enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the Holders may reasonably request at least two business days prior to any sale of Registrable Shares. Each Holder requesting delivery of certificates not bearing any Securities Act legend shall provide appropriate representations to the Company of such Holder's intent to comply with all conditions necessary for sale pursuant to a Registration, including prospectus delivery requirements.

      SECTION 10.11 OTHER REGISTRATION RIGHTS. The Company agrees not to grant registration rights to any holder of Common Stock or securities exercisable or convertible into common shares without the written consent of the holders of Notes and Conversion Stock representing 100% of the Conversion Stock issuable hereunder, excluding any Conversion Stock sold to the public pursuant to an effective registration statement or Rule 144 under the Securities Act, except that the Company may grant piggyback registration rights on a Company registration (but not on a demand registration pursuant to Section 10.2) to any other party as long as such party may only participate in a registration to the extent that all Registrable Shares requested to be included by the Holders are included.

      SECTION 10.12 EXPENSES OF REGISTRATION. The Company shall pay all Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 10.1 through 10.11 hereof. All Selling Expenses incurred in connection with the offer and sale of Registrable Shares by any of the Holders shall be borne by the Holder offering or selling such Registrable Shares.

      SECTION 10.13 INDEMNIFICATION.

            (a) The Company will indemnify each Holder, each Holder's officers and directors, each person controlling such Holder within the meaning of
      Section 15 of the Securities Act and each underwriter, if any, of the Company's securities covered by any Registration hereunder against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for inclusion therein.

            (b) Each Holder will indemnify the Company, each of its directors and each of its officers who signs the registration statement and each person who controls the Company within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein and provided further that such indemnification shall be limited to the amount of proceeds such Holder received from the sale of Common Shares pursuant to such registration.

            (c) Each party entitled to indemnification under this Section 10.13 (the "Registration Indemnified Party") shall give notice to the party required to provide indemnification (the "Registration Indemnifying Party") promptly after such Indemnified

      Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Registration Indemnifying Party shall not relieve it from any liability which it may have to the Registration Indemnified Party pursuant to the provisions of this Section
      10.13 except to the extent of the actual damages suffered by such delay in notification. The Registration Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Registration Indemnifying Party, which counsel must be reasonably satisfactory to the Registration Indemnified Party, and payment of reasonable expenses. The Registration Indemnified Party shall have the right to employ its own counsel in any such case, but the reasonable legal fees and expenses of such counsel shall be at the expense of the Registration Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Registration Indemnifying Party in connection with the defense of such action, or the Registration Indemnifying Party shall not have employed counsel to take charge of the defense of such action, or the Registration Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Registration Indemnifying Party (in which case the Registration Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Registration Indemnified Party), in any of which events such reasonable fees and expenses shall be borne by the Registration Indemnifying Party. No Registration Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Registration Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Registration Indemnified Party of a release from all liability in respect to such claim or litigation.

            (d) If the indemnification provided for in this Section 10.13 is unavailable to a party that would have been an Registration Indemnified Party under this Section 10.13 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Registration Indemnifying Party hereunder shall, in lieu of indemnifying such Registration Indemnified Party, contribute to the amount paid or payable by such Registration Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Registration Indemnifying Party on the one hand and such Registration Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Registration Indemnifying Party or such Registration Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Shares agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10.13(d).

            (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 10.13 in excess of the net proceeds to such Holder of any Registrable Shares sold by such Holder.

      SECTION 10.14 OBLIGATIONS OF HOLDERS. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 10.1 through 10.11 that each Holder shall:

            (a) cooperate with the Company, its counsel, advisors and other representatives, and comply with all applicable provisions of law (including, without limitation, the prospectus delivery requirements of the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act) in connection with any registration effected pursuant to the provisions of this Agreement;

            (b) promptly provide to the Company, in writing, such information as the Company or its counsel deems necessary for inclusion in the registration statement, which information, when given, shall be true and correct in all material respects and shall not omit any information necessary to make the information furnished not misleading;

            (c) execute all questionnaires, powers of attorney or other documents as the Company may reasonably request;

            (d) discontinue sales of Registrable Securities upon notification of any stop order or suspension of the effectiveness of the registration statement;

            (e) notify the Company immediately upon any material change in the plan of distribution or other information concerning such Holder described in the prospectus;

            (f) discontinue sales of Registrable Securities and use of the related prospectus following notification by the Company that the registration statement must be amended or supplemented. The Company shall promptly file such amendment or supplement;

            (g) not use any prospectus other than the most recent prospectus reasonably known to such Holder related to the registration statement; and

            (h) upon presentation of a stock certificate representing Registrable Securities sold in such registration, certify that the sale was made in accordance with the terms hereof and the plan of distribution described in the prospectus relating thereto.

If any Holder fails to provide the Company with such information within twenty
(20) days of the Company's request, the Company's obligations under Sections
10.1 through 10.11 hereof with respect to such Holder or the Registrable Shares owned by such Holder shall be suspended until such Holder provides such information, provided, however, that if a Holder provides any such information too late to be reasonably included in such Registration, the Company's obligations under Section 10.1 through 10.11 with respect to such Holder or the Registrable Shares owned by such Holder shall be terminated with respect to such Registration.

      SECTION  10.15   RULE 144 SALES.

            (a) The Company covenants that it will file any and all reports required to be filed by the Company under the Exchange Act so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

            (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, if deemed appropriate, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder may reasonably request, provided that such request is made at least two business days prior to any sale of Registrable Shares.

      SECTION 10.16 SURVIVAL OF REGISTRATION RIGHTS. The provisions of this
Section 10 shall survive any conversion of the Notes and any termination of any other provision of this Agreement or of any of the other Loan Documents.

                            SECTION 11 MISCELLANEOUS

      SECTION 11.1 WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the undersigned parties. No failure or delay on the part of Tennessee Farmers or the future holder of any of the Notes in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrowers in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Tennessee Farmers, any Lender or the future holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 11.2 NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing (except as otherwise specifically provided in this Agreement) or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and the party giving such notice shall have received (including either through telephonic communication initiated by it or telephonic communication received by it) telephonic, machine, or other confirmation that such notice has been received by the intended recipient.

      SECTION 11.3 NONWAIVER; CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising, on the part of Tennessee Farmers, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Tennessee Farmers herein provided are cumulative and not exclusive of any claims, rights, powers, and/or remedies provided by law.

      SECTION 11.4 SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Notes and the making of the Term Loans.

      SECTION 11.5 EFFECTIVENESS AND SUCCESSORS. This Agreement shall, upon execution and delivery by the Borrowers, and Tennessee Farmers become effective and shall be binding upon and inure to the benefit of the Borrowers, Tennessee Farmers and their respective successors and assigns, except that the Borrowers may not transfer or assign any of their rights or interest hereunder without the prior written consent of Tennessee Farmers which consent Tennessee Farmers may withhold in its absolute discretion.

      SECTION 11.6 CAPTIONS. Captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement.

      SECTION 11.7 SINGULAR AND PLURAL. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other where appropriate.

      SECTION 11.8 COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts; each counterpart shall be deemed an original instrument; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

      SECTION 11.9 PAYMENT OF COSTS AND EXPENSES. The availability or non-availability of loan proceeds under the Professional Fees Component or relevant Sub-Component notwithstanding, the Borrowers hereby agree to reimburse and shall be obligated to reimburse Tennessee Farmers for and pay on demand all fees and out-of-pocket expenses of the professional advisors (including attorneys) of Tennessee Farmers or any Lender and of local counsel, if any, who may be retained by counsel to Tennessee Farmers or any Lender, and time charges at the prevailing rate of members of the internal audit division of Tennessee Farmers and each Lender) in connection with

            (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

            (b) the filing, recording, refiling or re-recording of Collateral Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms hereof or of any of the Collateral Documents, and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrowers also agree to reimburse Tennessee Farmers and each Lender upon demand for all reasonable expenses (including attorneys' fees and out-of-pocket expenses of counsel to Tennessee Farmers and each Lender and other legal expenses and time charges at the prevailing rate of members of the internal audit division of Tennessee Farmers and each Lender) incurred by Tennessee Farmers or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any obligations hereunder or under any Loan Document, including the restructuring of the Term Loans effectuated by this Agreement, and (y) the enforcement of any obligations hereunder or under any Loan Document.

      SECTION 11.10 SALE AND TRANSFER OF TERM LOANS AND NOTES; PARTICIPATIONS IN TERM LOANS AND NOTES. Any Lender may assign, or sell participations in, its Term Loans to one or more other Persons without the prior or subsequent consent of the Borrowers.

            (a) Assignments. Any Lender may assign any of its Term Loans to one or more Persons (an "Assignee Lender") without the consent of the Burrowers. Upon the consummation of any such assignment, the Assignee Lender shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with the underlying assignment agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents. The assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with the underlying assignment agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice of an assignment, the Borrowers shall execute and deliver to Tennessee Farmers (for delivery to the relevant Assignee Lender a new term note substantially in the form of the relevant Exhibit hereto (A, B or C, depending on the type of Term Loans being assigned)) evidencing such Assignee Lender's assigned Term Loans, and, if the assignor Lender has retained Term Loans hereunder, a replacement note in the principal amount retained by the assignor Lender hereunder. Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrowers. Accrued interest on that part of the predecessor Note evidenced by the new Note shall be paid as provided in the agreement between the assigning Lender and the Assignee Lender which effects the assignment (the "Lender Assignment Agreement"). Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest shall be paid at the same time or times provided in the predecessor Note and in this Agreement.

            (b) Participations. The Lenders may at any time sell to one or more Persons (each being herein called a "Participant") participating interests in any of its Term Loans or other interests of such Lender hereunder; provided, however, that

                  (i) no participation contemplated in this Section 11.10 shall relieve such Lender from its other obligations hereunder or under any other Loan Document,

                  (ii) such Lender shall remain solely responsible for the
            performance of such other obligations,

                  (iii) the Borrowers and Tennessee Farmers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

                  (iv) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document.

      SECTION 11.11 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by Tennessee Farmers, the Borrowers, to the fullest extent permitted by applicable law, hereby indemnify, exonerate and hold Tennessee Farmers and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees of counsel for the Indemnified Parties and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any investigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrowers of any Hazardous Material; or

            (b) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrowers of any Hazardous Material (including without limitation any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
      Law), regardless of whether caused by, or within the control of, the Borrowers.

      Notwithstanding any contrary provision in this Agreement, the Borrowers shall have no obligation hereunder to indemnify or hold harmless any Indemnified Party against or with respect to any liability, loss, damage, suit, action, proceeding or claim (including any attorneys' fees or legal expenses incident thereto) under any Environmental Laws or similar laws caused by or resulting from any Hazardous Material being first placed on any of the Borrowers' real estate at or after the time Tennessee Farmers or a Lender obtains possession or control of such property, whether pursuant to the exercise of rights and remedies available under any of the Loan Documents or otherwise or as a result of conveyance of title to Tennessee Farmers or a Lender in lieu of such exercise.

      SECTION 11.12 CONSTRUCTION. The Loan Documents and any other document or instrument executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Tennessee, and shall be deemed to have been executed in the State of Tennessee.

      SECTION 11.13 DEFINITIONS. The definitions set forth in Appendix A hereto apply to this Agreement as if they were set forth in the text hereof and accordingly, are incorporated herein by this reference.

      SECTION 11.14 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and, to the extent provided for herein, the respective affiliates of the parties, and no provision of this Agreement shall be deemed to confer upon any other third parties (including any other creditors of either of the Borrowers such as any of the Accounts Payable Creditors) any claim (including any claim to payment or reimbursement), right, power, cause of action or other remedy, whether against Tennessee Farmers or any other Lender.

      SECTION 11.15 INTERPRETATION. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any person or entity includes such person's or entity's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a person or entity in a particular capacity excludes such person or entity in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms "hereunder", "hereof", "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement. All terms defined in this Agreement shall have the above-defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require. In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." This Agreement and the other documents relating to this Agreement are the result of negotiations among and have been reviewed by counsel to the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against Tennessee Farmers or any other Lender merely because of its involvement in their preparation.

      SECTION 11.16 EFFECT OF IMPENDING REORGANIZATION. Tennessee Farmers hereby acknowledges and agrees that any action taken by either Borrower which (i) is expressly called for in the Agreement(s) to Reorganize and (ii) would otherwise violate any section of this Agreement, or make any representation or warranty herein untrue or incorrect, or create an ongoing Event of Default hereunder, shall have no such effect.

      SECTION 11.17 SUBMISSION TO JURISDICTION; VENUE. THE BORROWERS IRREVOCABLY AGREE THAT ALL SUITS, ACTIONS OR OTHER

PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE NOTES, THE LOAN DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN MAURY COUNTY, TENNESSEE. THE BORROWERS HEREBY IRREVOCABLY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. THE BORROWERS HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST ANY PARTY IN ACCORDANCE WITH THIS SECTION 11.17, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                                   * * * * * *

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Bridge and Consolidated Term Loan Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                          DONLAR CORPORATION



                                          By:
                                             ---------------------------------
                                          Its:
                                              --------------------------------
                                          Address: 6502 South Archer Avenue
                                                   Bedford Park, Illinois 60501
                                                   Facsimile:

                                          DONLAR BIOSYNTREX
                                          CORPORATION



                                          By:
                                             ---------------------------------
                                          Its:
                                              --------------------------------
                                          Address: 6502 South Archer Avenue
                                                   Bedford Park, Illinois 60501
                                                   Facsimile:

                                          THE TENNESSEE FARMERS LIFE
                                          INSURANCE COMPANY



                                          By:
                                             ---------------------------------
                                          Its:
                                              --------------------------------
                                          Address: 816 South Garden Street
                                                   Columbia, Tennessee 38401
                                                   Facsimile:

                                   APPENDIX A
                                   DEFINITIONS

      The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Accounts Payable Component" means that particular Component of the Bridge Facility which shall not exceed $1,300,000 in the aggregate, a Draw-Down under which (i) shall only be used to pay Accounts Payable Creditors and (ii) must be expressly and individually approved by the Chief Restructuring Agent.

      "Accounts Payable Creditors" means any creditor listed on Schedule 1 of this Agreement but shall not include creditors who are directors, officers of the borrowers, or other insiders unless the aggregate amount owed to all such directors, officers or insiders is less than $90,000.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

            (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

            (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agreement" is defined in the preamble and generally means this Agreement.

      "Agreement(s) to Reorganize" shall mean certain Agreement(s) executed and delivered by the Borrower and by each of the Junior Creditors, dated as of the Closing Day, in form and substance satisfactory to the Lender, whereby each promises and covenant to reorganize the capital structure of the Borrowers and extend all cooperation to achieve that end, such that a complete reorganization of the Borrowers shall occur on or before the 105th calendar day after the Closing Date.

      "Assignor" is defined in Recital A and means First Farmers & Merchants National Bank.

      "Assignee Lender" is defined in Section 11.10(a).

      "Authorized Officer" means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to Tennessee Farmers and the Lenders pursuant to subsection (f) of Section 6.2(j).


                                 Appendix A - 1

      "Borrower" and "Borrowers" are defined in the preamble.

      "Borrowing Request and Funding Day Certificate" means a request for a Draw-Down under the Bridge Facility and certificate duly executed by an Authorized Officer of the Borrower as to the use of such Bridge Facility loan proceeds, substantially in the form of Exhibit H hereto.

      "Bridge Facility" shall mean that Term C Loan facility discussed in
Section 1.3, which loan facility is evidenced and memorialized by the Term C Notes and shall be comprised of several sub-facilities, each of which shall have their own maximum principal amounts (the "Components" and each, a "Component"), including: the Accounts Payable Component, the Short Term Debt Component, the Professional Fees Component and the Working Capital Component.

      "Bridge Facility Maximum Commitment Amount" is $2,127,000 or some lesser amount which the Lender may decide in its absolute discretion, based on the advice of the Chief Restructuring Agent, is sufficient to pay their presently outstanding accounts payable. Such amount is the sum of the maximum principal amounts of all of the Components. If Tennessee Farmers should elect to lower the Bridge Facility Maximum Commitment Amount, it will only lower the Accounts Payable Component.

      "Bridge Loan" is defined in Recital E and shall generally mean a loan made under the Term C Loan of the Bridge Facility.

      "Business Day" means every calendar day of the week except for Saturday and Sunday, but shall not include any particular day in which the United States Postal Service is closed for a holiday.

      "Capitalized Lease Liabilities" means all monetary obligations of the Borrowers under any leasing or similar arrangement which, in accordance with generally accepted accounting principles, would be classified as capitalized leases, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Chief Restructuring Agent" is defined in Section 6.4.

      "Closing Day" means March 18, 2002.


                                 Appendix A - 2

      "Collateral Documents" means, the Security Agreement (as amended), the Pledge Agreement (as amended), the Martin Subordination Agreement, the Stein Subordination Agreement and this Agreement.

      "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "Commitment Fee" is defined in Section 2.3.

      "Common Stock" means, collectively the Company's Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

      "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 9.4(a) and 9.4(b) hereof, regardless of whether or not the Options and Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Notes.

      "Company" means, prior to the effective date of the merger between Donlar and Donlar Bio contemplated by the Agreement(s) to Reorganize, Donlar Bio, and from and after such date, Donlar.

      "Component" is defined in the definition of "Bridge Facility."

      "Consolidated Net Income" means, with respect to the Borrowers (or their Subsidiaries) for any period, the net income (or loss) of the Borrowers and Subsidiaries for such period, excluding any gains from the sale of assets, any extraordinary gains and any gains from discontinued operations or other wind-downs.

      "Conversion Stock" means shares of the Company's authorized but unissued Common Stock issuable upon conversion of the Notes; provided that if there is a change such that the securities issuable upon conversion of the Notes are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of this Note if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

      "Convertible Securities" is defined in Section 9.4(a).


                                 Appendix A - 3

      "Default Rate Interest" means interest owing under the A and Term B Loan Default Rate or the Term C Loan Default Rate.

      "Draw-Down" is defined in Section 1.5.

      "EBITDA" means, for any period, Consolidated Net Income for such period, plus, too the extent deducted in determining Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period.

      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "ERISA" means the federal Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" is defined in Section 8.1.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

      "Financial Statements" is defined in Section 4.3.

      "First Farmers Note" is defined in Recital A.

      "Hazardous Material" means

            (a) any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c) any petroleum product; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case


                                 Appendix A - 4
may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Holders" shall mean (i) the Noteholders, and (ii) each Person holding Registrable Shares as a result of a transfer or assignment, in accordance with the terms and conditions of this Agreement, to that Person of Registrable Shares other than pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act.

      "Indemnified Liabilities" is defined in Section 11.11.

      "Indemnified Parties" is defined in Section 11.11.

      "Initial Noteholder" shall mean the Lender.

      "Intellectual Property" shall mean all patents, trademarks and copyrights owned by either Borrower.

      "Interest Expense" shall mean for any period the consolidated interest expense of the Borrowers and their Subsidiaries for such period (including all imputed interest arising from Capitalized Lease Liabilities and excluding any interest that has been earned but deferred).

      "Junior Creditors" means Dr. Gale Martin and the Willis Stein Group (which consists of a joint venture or partnership between Willis Stein Partners, L.P. and Star Polymers, L.L.C.) both individually and collectively, as more fully explained in Recital E.

      "Lender" or "Lenders" means Tennessee Farmers, its affiliates, its successors in interest, and purchaser of a participation or syndicated interest in Term A Loan and any assignees or successors in interest of any of the foregoing, either collectively or individually.

      "Lender Assignment Agreement" is defined in Section 11.10(a).

      "Liquidating Dividend" is defined in Section 9.9.

      "Loan Documents" means, collectively, this Agreement, the Martin Subordination Agreement a form of which is attached hereto as Exhibit D, the Stein Subordination Agreement a form of which is attached hereto as Exhibit E, the Notes, the Security Agreement, the Pledge Agreement, each Borrowing Request and Funding Day Certificate remitted by the Borrowers to the Lender and any other of the Collateral Documents not previously listed in this definition.

      "Majority Holder" is defined in Section 10.2.

      "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if on any


                                 Appendix A - 5
day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Noteholders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Noteholders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

      "Martin Subordination Agreement" shall mean that certain Subordination Agreement executed on the Closing Day by Dr. Gale Martin in favor of Tennessee Farmers, a form of which is attached hereto as Exhibit D.

      "Material Adverse Effect" means a material and adverse effect on the business, assets, liabilities, financial condition, operations or business prospects of the Borrowers taken as a whole or on the ability of the Borrowers to perform their obligations under this Agreement, the Notes or the other Loan Documents to which the Borrowers are a party or on the value of any of the collateral securing any of the Obligations or on the ability of Tennessee Farmers to realize on any such collateral.

      "Mortgage" means (i) that certain "Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Financing Statement," first recorded on December 11, 1997 in LaSalle County, Illinois, which secures the First Farmers Note, and (ii) any other present or future mortgage securing indebtedness of the Borrowers to the Lenders.

      "Nonoperating Real Estate" means all of the Real Property, and improvements thereon, other than the Operating Real Estate.

      "Noteholder" shall mean the holder of a Note.

      "Notes" shall be the collective reference to the Term A Notes, the Term B Notes, and the Term C Notes or any replacement note issued under Section 11.10(a).

      "Obligations" means all obligations (monetary or otherwise) of the Borrowers arising under or in connection with this Agreement, the Notes and each other Loan Document to which the Borrowers are parties.

      "Organic Change" is defined in Section 9.7.


                                 Appendix A - 6

      "Participant" is defined in Section 11.10(b).

      "Participation Interest" means an interest in Term A Loan purchased from any Lender pursuant to Section 11.10(b) of this Agreement.

      "Pay-Off Amount" is defined in Section 4.13.

      "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

      "Permitted Liens" is defined in Section 5.4(b).

      "Permitted Stock Issuance" means that certain exception to the general proscription against the issuance of additional capital shares in effect under this Agreement, whereby the following amounts of capital stock of Donlar Bio shall be issued to the following Accounts Payable Creditors in exchange for their forgiveness of all debts and claims held by such Accounts Payable Creditors against either Borrower: (1) 80,000 shares to Mr. Randy Olsen; (2) 200,000 shares to Mr. Michael Acton; (3) 60,000 shares to Mr. Rudy Monnich; and
(4) 125,000 shares to Mr. Charles Brodzki. No other issuance of capital shares to any party shall be a "Permitted Stock Issuance."

      "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means an employee benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Borrowers may have any liability.

      "Pledge Agreement" is defined in Recital D.

      "Professional Fees" shall mean (i) the legal fees of Mayer, Brown, Rowe & Maw or other legal counsel to Tennessee Farmers, (ii) the fees of PricewaterhouseCoopers or other accounting consultants to Tennessee Farmers,
(iii) the fees, if any, of persons employed by Tennessee Farmers or its Affiliates which arose in connection with the Term Loans; (iv) the fees of the Chief Restructuring Agent and (v) the fees of Duane Morris Law Firm or other legal counsel to the Borrowers.

      "Professional Fees Component" means that certain Component of the Bridge Facility which shall not exceed $275,000 in aggregate principal amount, a Drawn Down of which may only be used to pay Professional Fees associated with the Closing Day or the date of any subsequent Draw-Down under the Bridge Facility. The Professional Fees Component shall have five sub-components (the "Sub-Components"), each of which is dedicated to the payment of fees of a particular party or group. If any of the Sub-Components dedicated to a particular party or


                                 Appendix A - 7
group is exhausted, no Draw-Down of the Professional Fees Component may be used to pay the Professional fees of such party or group unless another professional party consents to depletion of its Sub-Component in payment of such fees. The five Sub-Components are as follows: (1) the Mayer, Brown, Rowe & Maw Sub-Component in the amount of $92,500, (2) the Duane Morris Sub-Component in the amount of $92,500, (3) the PricewaterhouseCoopers Sub-Component in the amount of $50,000, (4) the Chief Restructuring Agent Sub-Component in the amount of $15,000 and (5) the Accounting Sub-Component (payable to accountants other than PricewaterhouseCoopers) in the amount of $25,000.

      "Purchase Rights" is defined in Section 9.10.

      "Real Property" means all real estate owned by either or both of the Borrowers, including, but not limited to, that real property located at 5350 Donlar Avenue, Peru, Illinois 61350, in LaSalle County, Illinois which, by effect of the Mortgage, secures the First Farmers Note and which shall be assigned to Tennessee Farmers by effect of this Agreement.

      The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

      "Registrable Shares" shall mean the Conversion Stock issued upon conversion of the Notes; provided, however, that any such Common Stock shall cease to be Registrable Shares when (A) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement; (B) such shares shall have been sold in accordance with Rule 144; (C) such shares shall have been otherwise transferred and new certificates not subject to transfer restrictions under the Securities Act and not bearing any legend restricting further transfer shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer under the federal securities laws shall exist or (D) such shares, after having been issued, otherwise cease to be outstanding.

      "Registration Indemnifying Party" is defined in Section 10.13.

      "Registration Expenses" shall mean all out-of-pocket expenses (excluding Selling Expenses) incurred by the Company in complying with Section 10 hereof, including, without limitation, the following: all registration and filing fees; reasonable fees and expenses of compliance with federal and state securities laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); printing (including, without limitation, reasonable expenses of printing or engraving certificates representing the Registrable Shares in a form eligible for deposit with The Depository Trust Company or its nominee and otherwise meeting


                                 Appendix A - 8
the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; reasonable fees and disbursements of counsel for the Company; reasonable fees and disbursements of all independent public accountants of the Company (including without limitation the reasonable expenses of any annual or special audit and "cold comfort" letters reasonably required by the managing underwriter); Securities Act liability insurance if the Company so desires; reasonable fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company; reasonable fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class are then listed; reasonable fees and expenses associated with any filing with the National Association of Securities Dealers, Inc. required to be made in connection with the registration statement; and (j) reasonable fees and disbursements of one counsel for the Holders participating in the registration.

      "Release" means a "release", as such term is defined in CERCLA.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events which, singly or in the aggregate, do not and will not have a Material Adverse Effect.

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

      "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, or any successor thereto, as the same shall be in effect at the relevant time.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

      "Security Agreement" is defined in Recital D.

      "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares.

      "Short-Term Debt" means that certain loan made by Tennessee Farmers to the Borrowers in December of 2001 for approximately $252,000, all as more fully set forth in Recital D.

      "Short-Term Debt Component" means a Component of the Bridge Facility in the maximum amount owing under the Short-Term Debt, a Draw-Down under which may only be used to repay the Short-Term Debt.


                                 Appendix A - 9

      "Stein Subordination Agreement" means that certain Subordination Agreement executed by Ellis Stein on the Closing Day in favor of Tennessee Farmers, a form of which is attached hereto as Exhibit E.

      "Subordinated Debt" means all unsecured indebtedness of the Borrowers in respect of borrowed money which is subordinated, upon terms satisfactory to Tennessee Farmers and the Required Lenders, in right of payment to the payment in full and in cash of all obligations, whether now or hereafter existing, of the Borrowers to the Lenders and Tennessee Farmers.

      "Subordination Agreements" means the Martin Subordination Agreement and the Stein Subordination Agreement.

      "Subsidiary" means any corporation, partnership, joint venture, limited liability company, trust, or other legal entity of which the Borrowers owns directly or indirectly 20% or more of the outstanding voting stock or interest, or of which the Borrowers have effective control, by contract or otherwise.

      "Sub-Components" is defined in the definition of "Professional Fees Component."

      "Suspension Right" is defined in Section 10.3.

      "Term A and Term B Loan Default Rate" is defined in Section 2.1(a).

      "Term A Loan" is defined in Section 1.1.

      "Term A Loan Amount" is defined in Section 1.1.

      "Term A Notes" are defined in Section 1.4(a) and forms of such notes are attached to this Agreement as Exhibit A.

      "Term B Loan Amount" is defined in Section 1.1 to be $9,000,000.

      "Term B Notes" are defined in Section 1.4(b) and forms of such notes are attached to this Agreement as Exhibit B.

      "Term C Loan" is defined in Recital D.

      "Term C Loan Amount" is the Bridge Facility Maximum Commitment Amount.

      "Term C Loan Default Rate" is defined in Section 2.1(c).

      "Term C Notes" are defined in Section 1.4(c) and forms of such notes are attached to this Agreement at Exhibit C.


                                 Appendix A - 10

      "Term Loans" means the Term A Loan, the Term B Loan and the Term C Loan, the latter also herein called from time to time the Bridge Loan.

      "Unfunded Liabilities" means

            (a) in the case of single employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan; and

            (b) in the case of multi-employer plans, the withdrawal liability of the Borrowers.

      "Unmatured Event of Default" means an event or condition which would become an Event of Default with notice or the passage of time or both.

      "Working Capital Component" means that certain Component of the Bridge Facility with an aggregate maximum principal amount of $300,000, a Draw-Down under which may only be used by the Borrowers for purposes of paying their working expenses and under no circumstances may be used to make a capital investment, purchase assets or pay an Accounts Payable Creditor (whether such creditor is found on Schedule 1 hereto or not) or any other short or long term indebtedness.

      Except as and unless otherwise specifically provided herein, all accounting terms in this Agreement shall have the meanings given to them by generally accepted accounting principles and shall be applied, and all reports required by this Agreement shall be prepared, in a manner consistent with the financial statements referred to in Section 4.3.

      Terms hereof pertaining to any Affiliate shall apply to the Borrowers only during such times as the Borrowers have any Affiliate.


                                 Appendix A - 11

                                                                       EXHIBIT A


                              FORM OF TERM A NOTES

         Found on MBR&M System at document numbers 4943364 and 4943565

                                                                       EXHIBIT B


                              FORM OF TERM B NOTES

          Found on MBR&M System at document numbers 4943571 and 4943574

                                                                       EXHIBIT C


                       FORM OF TERM C NOTES (BRIDGE NOTE)

          Found on MBR&M System at document numbers 4943580 and 4943589

                                                                       EXHIBIT D


                     FORM OF MARTIN SUBORDINATION AGREEMENT

                Found on MBR&M System at document number 4942942

                                                                       EXHIBIT E


                      FORM OF STEIN SUBORDINATION AGREEMENT

                Found on MBR&M System at document number 4944093

                                                                       EXHIBIT F


                       FORM OF AMENDED SECURITY AGREEMENT

                Found on MBR&M System at document number 4934084

                                                                       EXHIBIT G


                        FORM OF AMENDED PLEDGE AGREEMENT


                Found on MBR&M System at document number 4943709

                                                                       EXHIBIT H


              FORM OF BORROWING REQUEST AND FUNDING DAY CERTIFICATE


                    Found on MBR&M System at document 4943283

                                                                       EXHIBIT I

                             SECRETARY'S CERTIFICATE
                               DONLAR CORPORATION

      I, Joel H. Lurquin, hereby certify that I am the duly elected, qualified and acting Secretary of DONLAR CORPORATION, an Illinois corporation (the "Corporation"), and that, as such, I am authorized to execute this Certificate on behalf of the Corporation and have access to and am familiar with the records of the Corporation, and that:

      1. Attached hereto as Exhibit A is a true, correct, and complete copy of the Articles of Incorporation of the Corporation, together with any and all amendments thereto, in effect as of the date hereof and as of the date of adoption of the Corporate Resolutions.

      2. Attached here to as Exhibit B is a true, correct and complete copy of the By-Laws as of the date of the adoption of the Corporate Resolutions.

      3. Attached hereto as Exhibit C is a true, correct and complete copy of the Certificate of Good Standing issued by Illinois Secretary of State.

      4. Attached hereto as Exhibit D is a true, correct, and complete copy of recitals and resolutions (the "Corporate Resolutions") which have been duly adopted by the unanimous written consent of the members of the Board of Directors of the corporation. Such recitals and resolutions have not been amended, modified or repealed in any respect and are in full force and effect as of the date hereof.

      5. The following named individuals are duly elected, qualified and acting officers of the Corporation, holding on the date hereof and at all times relevant to the transactions described in the attached resolutions of the offices of the corporation set forth opposite their respective names:

Name                        Office                                Signature
----                        ------                                ---------
Larry P. Koskan             Chief Executive Officer,
                            President, and Chairman of the Board  ______________________
Joel H. Lurquin             Secretary, Controller and Treasurer   ______________________
Robert P. Pietrangelo       Vice President                        ______________________


      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate to be executed this ____ day of ___________, 2002.



                                          ------------------------
                                          Joel H. Lurquin, Secretary

                                                                       Exhibit D


                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                               DONLAR CORPORATION

      The undersigned, being all of the directors of Donlar Corporation, an Illinois corporation (the "Corporation"), acting pursuant to Section 8.45 of the Business Corporation Act of 1983 of the State of Illinois, hereby consent to and adopt the following resolutions:

      RESOLVED, that the Board of Directors of the Corporation (the "Board") does hereby approve and confirm the execution and delivery in the name and on behalf of the Corporation, that certain Bridge and Consolidated Term Loan Agreement in substantially the form attached hereto as Exhibit A (the "Loan Agreement"), by and between Tennessee Farmers Life Insurance Company (the "Lender") and the Corporation in the original principal amount of up to Two Million One Hundred Twenty Seven Thousand and No/100 Dollars ($2,127,000.00);

      FURTHER RESOLVED, that the Board does hereby approve and confirm the execution and delivery in the name of and on behalf of the corporation of all documents, and the taking of all actions, which are conditions precedent to the effectiveness of the Loan Agreement, as the same are listed and described in Section 6 of the Loan Agreement, including, but not limited to (i) the execution and delivery of all Loan Documents ancillary to the Loan Agreement, (ii) the hiring by the Corporation of a Chief Restructuring Agent and the empowerment and authorization of such officer by the Corporation as described and called for in the Loan Agreement, (iii) the payment of all outstanding Professional Fees on the date of the execution of the Loan Agreement and thereafter on each date of a Draw-Down, and (iv) the imminent consolidation or merger transaction between the Corporation and its subsidiary, Donlar Biosyntrex Corporation, and the re-organization of the capital structure of the entity (the "Reorganization") surviving such merger or consolidation as such re-organization is set forth in the Loan Agreement and the Term Sheet attached hereto as Exhibit B;

      FURTHER RESOLVED, that the Corporation enter into an Agreement to Reorganize with two of its major creditors/shareholders, Willis Stein & Partners, L.P., Star Polymers, L.L.C. and Dr. Gale Martin (together, the "Junior Creditors"), whereby each Junior Creditor contractually obligates itself to cooperate in effecting the Reorganization as quickly as possible and in voting its shares held in the Corporation or in Donlar Biosyntrex Corporation in favor of the

      Reorganization, which Agreements to Reorganize shall name the Lender as a third party beneficiary;

      FURTHER RESOLVED, that all actions of the undersigned Directors or proper officers of the Corporation taken with the intention of consummating all of the foregoing are hereby ratified; and be it

      FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized and directed to execute and file, in the name and on behalf of the Corporation, any documents as may be necessary to effectuate the foregoing of these resolutions.

      All capitalized words and phrases found in these resolutions which are not defined herein shall have the meanings ascribed to such words or phrases in the Loan Agreement.

Dated as of:      March __, 2002


      DIRECTORS:



      ------------------------            ------------------------
      Larry P. Koskan                     Robert W. Cooper



      ------------------------            ------------------------
      Dr. Robert G. Martin                         Dean R. Kleckner

                            SECRETARY'S CERTIFICATE
                         DONLAR BIOSYNTREX CORPORATION


      I, Joel H. Lurquin, hereby certify that I am the duly elected, qualified and acting Secretary of DONLAR BIOSYNTREX CORPORATION, a Nevada corporation (the "Corporation"), and that, as such, I am authorized to execute this Certificate on behalf of the Corporation and have access to and am familiar with the records of the Corporation, and that:

      1. Attached hereto as Exhibit A is a true, correct, and complete copy of the Articles of Incorporation of the Corporation, together with any and all amendments thereto, in effect as of the date hereof and as of the date of adoption of the Corporate Resolutions.

      2. Attached hereto as Exhibit B is a true, correct and complete copy of the By-Laws as of the date of the adoption of the Corporate Resolutions.

      3. Attached hereto as Exhibit C is a true, correct and complete copy of the Certificate of Good Standing issued by the Illinois Secretary of State.

      4. Attached hereto as Exhibit D is a true, correct, and complete copy of recitals and resolutions (the "Corporate Resolutions") which have been duly adopted by the unanimous written consent of the members of the Board of Directors of the corporation. Such recitals and resolutions have not been amended, modified or repealed in any respect and are in full force and effect as of the date hereof.

      5. The following named individuals are duly elected, qualified and acting officers of the Corporation, holding on the date hereof and at all times relevant to the transactions described in the attached resolutions the offices of the corporation set forth opposite their respective names:

Name                         Office                                   Signature
----                         ------                                   ---------
Larry P. Koskan              Chief Executive Officer,
                             President, and Chairman of the Board     ______________________
Joel H. Lurquin              Secretary, Controller and Treasurer      ______________________
Robert P. Pietrangelo        Vice President                           ______________________

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate to be executed this __ day of _________, 2002.


                                          ---------------------------
                                          Joel H. Lurquin, Secretary

                                                                       Exhibit D

                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                          DONLAR BIOSYNTREX CORPORATION

      The undersigned, being all of the directors of Donlar Biosyntrex Corporation, a Nevada corporation (the "Corporation"), acting pursuant to Nevada Law, hereby consent to and adopt the following resolutions:

      RESOLVED, that the Board of Directors of the Corporation (the "Board") does hereby approve and confirm the execution and delivery in the name and on behalf of the Corporation, that certain Bridge and Consolidated Term Loan Agreement in substantially the form attached hereto as Exhibit A (the "Loan Agreement"), by and between Tennessee Farmers Life Insurance Company (the "Lender") and the Corporation in the original principal amount of up to Two Million One Hundred Twenty Seven Thousand and No/100 Dollars ($2,127,000.00);

      FURTHER RESOLVED, that the Board does hereby approve and confirm the execution and delivery in the name of and on behalf of the corporation of all documents, and the taking of all actions, which are conditions precedent to the effectiveness of the Loan Agreement, as the same are listed and described in Section 6 of the Loan Agreement, including, but not limited to (i) the execution and delivery of all Loan Documents ancillary to the Loan Agreement, (ii) the hiring by the Corporation of a Chief Restructuring Agent and the empowerment and authorization of such officer by the Corporation as described and called for in the Loan Agreement, (iii) the payment of all outstanding Professional Fees on the date of the execution of the Loan Agreement and thereafter on each date of a Draw-Down, and (iv) the imminent consolidation or merger transaction between the Corporation and its parent, Donlar Corporation, and the re-organization of the capital structure of the entity (the "Reorganization") surviving such merger or consolidation as such re-organization is set forth in the Loan Agreement and the Term Sheet attached hereto as Exhibit B;

      FURTHER RESOLVED, that the Corporation enter into an Agreement to Reorganize with two of its major creditors/shareholders, Willis Stein & Partners, L.P., Star Polymers, L.L.C. and Dr. Gale Martin (together, the "Junior Creditors"), whereby each Junior Creditor contractually obligates itself to cooperate in effecting the Reorganization as quickly as possible and in voting its shares held in the Corporation or in Donlar Corporation in favor of the Reorganization, which Agreements to Reorganize shall name the Lender as a third party beneficiary;

      FURTHER RESOLVED, that all actions of the undersigned Directors or proper officers of the Corporation taken with the intention of consummating all of the foregoing are hereby ratified; and be it

      FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized and directed to execute and file, in the name and on behalf of the Corporation, any documents as may be necessary to effectuate the foregoing of these resolutions.

      All capitalized words and phrases found in these resolutions which are not defined herein shall have the meanings ascribed to such words or phrases in the Loan Agreement.

Dated as of:      March __, 2002

      DIRECTORS:


      --------------------------             -----------------------------------
      Larry P. Koskan                        Robert W. Cooper


      --------------------------             -----------------------------------
      Dr. Robert G. Martin                   Dean R. Kleckner

                                                                      Schedule 1


                       List of Accounts Payable Creditors


1.    Arrow Sales and Service
2.    Don Koehler Plumbing & Htg
3.    News Tribune
4.    Connor Company
5.    Springfield Electric
6.    Texas Workforce Commission
7.    United Parcel Service (BP)
8.    Allied Oregon Investors
9.    24Copycom
10.   Vonachen Service & Supply
11.   BNY Information Services
12.   Sign A Rama
13.   Diamond Express
14.   Lurquin, Joel
15.   Thermogas
16.   BEPS
17.   Ice Systems
18.   MacNeal Occupational Health
19.   Chemical Abstract Service
20.   USF Holland
21.   Starved Rock Communications
22.   Ace Glass
23.   Agilent Technologies
24.   American Chemical Society
25.   American Cartage
26.   HR Direct
27.   AICPA
28.   Dolphin Capital
29.   Nextel Communications
30.   Affiliated Steam & Equipment
31.   Koskan, Christine
32.   Midstate Express
33.   ADP/ICS
34.   STN Columbus
35.   IOMA
36.   Letterkraft Printers
37.   K & R Express
38.   Cusip Service Bureau
39.   IOS Capital
40.   Fitzpatrick Company
41.   Mertel Gravel Company
42.   LCI Corporation
43.   Eurotherm Controls
44.   Ameritech - Cabs (email/internet)
45.   Fisher Scientific (Peru)
46.   McCutcheon's Directory
47.   Federal Express
48.   Kleckner, Dean
49.   Fan, Grace
50.   CT Corporation
51.   Isco, Inc.
52.   Cintas Corporation
53.   Lab Safety Supply
54.   Nebraska Fertilizer & Ag Chemical
55.   Cole Parmer Instrument Co.
56.   Illinois Valley Area Chamber
57.   Marquette Steel Supply & Fabrication
58.   Twin City Transportation
59.   Hinckley Springs (Peru)
60.   Airgas North Central
61.   Illinois Department of Employment
62.   HRH of Illinois
63.   Fisher Scientific (BP)
64.   Mettler Toledo Inc.
65.   SDR Consulting Service
66.   Hall, Franklin
67.   Hinckley Springs (BP)
68.   Anderson, Don (salary)
69.   Gilson Inc.
70.   Machinery Maintenance
71.   Below, Fred
72.   Metal Samples
73.   Alliance Logistics
74.   Omega Engineering
75.   Valley Fabrication
76.   Walz Scale Service
77.   BOC Gases
78.   ADT
79.   Double D Warehouse
80.   Cruse, Richard
81.   Mississippi Agricultural & Forestry
82.   Absorbent Services Inc.
83.   Csizinszky, Alexander
84.   Weir, William
85.   Proquip Measurement & Control
86.   Sigma-Aldrich
87.   Hitachi Instruments
88.   A T & T
89.   Anderson Solutions
90.   Anderson, Don
91.   Office Depot
92.   Lantech Computer Systems
93.   Hennepin Pallet
94.   Huntingdon Life Sciences
95.   Ameritech (56 K)
96.   Fresno County Farm Advisory
97.   U.C. Regents
98.   U.S. Compliance Corp
99.   Arise Research & Discovery
100.  Ferguson Thrall
101.  City of Peru
102.  Howard, Arnie
103.  Fastenal Company
104.  BCMS Inc
105.  Oplinger, Edward
106.  Depository Trust Company
107.  M & O Insulation
108.  Domanski Associates
109.  University of Florida - Share
110.  Analycen Ecotox
111.  Scientific Services
112.  University of Nebraska
113.  Bio Research
114.  Integrity Consultants (Guth)
115.  Fan, Joe
116.  University of Florida - IFAS
117.  RPK Ag Advisory
118.  Natural Organic Products
119.  American Stock Transfer & Trust
120.  Metropolitan Insurance
121.  DFDS (Freight)
122.  Nationwide Insurance - 401(k)
123.  Welch (Contract Research)
124.  Greif Brothers (Containers)
125.  Prochaska, Joe (Salary)
126.  Aschliman, Steve (Salary)
127.  Pietrangelo, Bob (salary)
128.  Pietrangelo, Bob (Expenses)
129.  Prochaska, Joe (Expenses)
130.  Zarley, McKee, (Patent Att)
131.  Bain (Salary)
132.  Integrity Consultants (Jack Guth)
133.  Koskan, Larry (Expenses)
134.  Hoyer Odfjell (Freight)
135.  Bowne (SEC Printers)
136.  Koskan, Larry (Salary)
137.  Galbraith Laboratories (royalty)
138.  Duane Morris (Attorney)
139.  Olson & Hierl (Patent Att)
140.  Grant Thornton (Auditor)
141.  IRS (payroll withholding)
142.  Blake, Cassels & Graydon
143.  Network Solutions
144.  Overnite Transportation
145.  Arch Wireless
146.  IRA / Keough Services
147.  Meyocks & Priebe
148.  Jobson Publishing
149.  Dairyland Laboratories
150.  Complete Guide to Federal
151.  Schnell Publishing
152.  Damon's Plymouth
153.  Kendrick Labs
154.  Lord Bissell & Brook
155.  Singlepoint Resources
156.  Tanner & Co.
157.  White Marsh Anderson
158.  Ag Retailer's Association
159.  Midwest Promotional Group
160.  Questar Gas
161.  Cingular Wireless
162.  Greentree Logistics
163.  Holiday Inn
164.  Business Wire
165.  A & U Magazine
166.  Focus Partners
167.  Purchase Power
168.  Nellson Nutraceutical
169.  Winstar
170.  Standard & Poor's
171.  United Parcel Service (Optim)
172.  Willamette Industries
173.  Pitney Bowes Credit Corp
174.  Extened Computerware
175.  Doane Agricultural
176.  Durham, Jones & Pinegar
177.  McNeil Specialty Products
178.  Poz Publishing
179.  Cushman Amberg
180.  PR Newswire
181.  R.A. Rapaport
182.  Energy Times Magazine
183.  American Diabetes
184.  Kinko's
185.  Q Capital Corp
186.  Recovar Group
187.  Weider Publications
188.  Floppy Copy
189.  National Sports Network
190.  Conde Hast Publications
191.  Ag Retailer Magazine
192.  Prochaska, Joe (retention)